The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-132616

SUBJECT TO COMPLETION
Preliminary Prospectus Supplement Dated April 30, 2008
Prospectus Supplement
May   , 2008
(To Prospectus dated August 21, 2006)
$350,000,000

% Convertible Senior Notes due 2038

The notes will bear interest at a rate of     % per year. Interest on the notes is payable on May 15 and November 15 of each year, beginning on November 15, 2008. Unless earlier repurchased, converted or redeemed, the notes will mature on May 15, 2038.

Holders may at their option convert their notes into ProLogis common shares on any day prior to the close of business on the trading day immediately preceding the final maturity date of the notes only under the following circumstances: (1) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per note for each day of that measurement period was less than 98% of the product of the last reported sale price per ProLogis common share and the conversion rate on each such day; (2) during any calendar quarter beginning after June 30, 2008 if the closing sale price per ProLogis common share for at least 20 trading days in the 30 consecutive trading days ending on the last day of the preceding calendar quarter is more than 130% of the conversion price per ProLogis common share on the last day of such preceding calendar quarter; (3) if we have called such notes for redemption, at any time prior to the close of business on the day that is two business days prior to the redemption date; (4) upon the occurrence of specified corporate events; (5) if ProLogis’ common shares are not listed on a U.S. national securities exchange; or (6) at any time on or after February 15, 2013.

The initial conversion rate will be           ProLogis common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $      per ProLogis common share). The conversion price will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if a “fundamental change” (as defined herein) occurs on or prior to May 20, 2013, we will increase the conversion rate for a holder that elects to convert its notes in connection with such fundamental change.

Upon the occurrence of any of the circumstances described above, holders may convert any outstanding notes into cash, ProLogis common shares or a combination of cash and ProLogis common shares, at our election. We will inform you through the trustee of the method we will choose to satisfy our conversion obligations within two trading days after our receipt of your conversion notice; provided, however, that at any time on or prior to February 15, 2013, we may irrevocably elect, in our sole discretion without the consent of the holders of the notes, to settle all of our future conversion obligations entirely in ProLogis common shares, and, provided further, that we are required to settle all conversions with a conversion date occurring on or after February 15, 2013 in the same manner, and we will notify holders of the manner of settlement on or before such date. If we do not elect otherwise, we shall satisfy our conversion obligations pursuant to a net share settlement method as described in this prospectus supplement.

On or after May 20, 2013, we may at our option redeem all or part of the notes for cash, provided that, subject to our rights under the next sentence, we must make at least 10 semi-annual interest payments (including the interest payments on November 15, 2008 and May 15, 2013) in the full amount required by the indenture before redeeming any notes at our option. We may also redeem all of the notes at any time prior to maturity to the extent necessary to preserve ProLogis’ status as a real estate investment trust. Holders may require us to repurchase the notes for cash in full on May 15 of 2013, 2018, 2023, 2028, and 2033 and at any time prior to their maturity upon a fundamental change, in each case at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date.

The notes will be our senior obligations which, together with our obligations under our global credit facility and certain of our other indebtedness, will be secured by a pledge of certain intercompany loans. The notes will be effectively subordinated to any of our debt that is secured by assets, other than the pledged intercompany loans, to the extent of the value of the assets securing such debt. In addition, except to the extent the notes become entitled to the benefits of the sharing agreements described in the accompanying prospectus under “Description of Debt Securities — Security and Sharing Arrangements,” the notes will be effectively subordinated to the debt and other liabilities, including trade payables, of our subsidiaries.

The notes will not be listed on any securities exchange or quoted on any automated quotation system. Currently, there is no public market for the notes.

We have granted the underwriters the right to purchase for 30 days up to an additional $50,000,000 principal amount of notes, solely to cover overallotments.

The ProLogis common shares are listed on the New York Stock Exchange under the symbol “PLD.” On April 30, 2008 the last reported sale price of ProLogis common shares on the New York Stock Exchange was $62.61 per share.

Concurrently with this offering, we are also conducting a separate registered public offering of $350,000,000 aggregate principal amount of     % notes due 2018 (the “2018 notes”). The 2018 notes will be offered pursuant to a separate prospectus supplement. This offering is not conditioned upon the successful completion of the offering of the 2018 notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 for risks relating to an investment in the notes and beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated herein by reference, for risks relating to our business.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price	%	$
Underwriting discount	%	$
Proceeds, before expenses, to ProLogis	%	$

Interest on the notes will accrue from May   , 2008 to the date of delivery.
The underwriters expect to deliver the notes to purchasers on or about May   , 2008.

Joint Book-Running Managers

Goldman, Sachs & Co.	Banc of America Securities LLC	Morgan Stanley

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

References to “we,” “us,” and “our” in this prospectus supplement and the accompanying prospectus are to ProLogis and its consolidated subsidiaries, unless the context otherwise requires.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

ProLogis

We are a REIT that operates a global network of real estate properties, primarily industrial distribution properties. Our business strategy is designed to achieve long-term sustainable growth in cash flow and sustain a high level of return for our shareholders. We manage our business by utilizing an organizational structure and service delivery system that we built around our customers that allows us to meet our customers’ distribution space needs on a global basis. We believe that by integrating international scope and expertise with a strong local presence in our markets, we have become an attractive choice for our targeted customer base, the largest global users of distribution space.

We are organized under Maryland law and have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Our world headquarters are located in Denver, Colorado. Our European headquarters are located in the Grand Duchy of Luxembourg with our European customer service headquarters located in Amsterdam, the Netherlands. Our regional offices in Asia are located in Tokyo, Japan and Shanghai, China. Our common shares were first listed on the New York Stock Exchange (“NYSE”) in March 1994 and trade under the ticker symbol “PLD.” Our Series F cumulative redeemable preferred shares of beneficial interest and Series G cumulative redeemable preferred shares of beneficial interest are listed on the NYSE under the ticker symbols “PLD-PRF” and “PLD-PRG,” respectively.

Recent Developments

The following information for the three months ended March 31, 2008 sets forth preliminary operating and financial condition data. Our results of operations for the three months ended March 31, 2008 are not necessarily indicative of results that may be expected for the full year or any future period.

	Three Months Ended
	March 31,
	2008	2007
	(in millions, except per share data)
	(unaudited)

Operating Data:
Revenues:
Rental income	$268.9	$256.5
CDFS disposition proceeds:
Developed and repositioned properties	1,263.4	669.9
Acquired property portfolios	83.3	—
Other	36.7	29.1

Total revenues	1,652.3	955.5

Expenses:
Rental expenses	91.3	67.4
Cost of CDFS dispositions:
Developed and repositioned properties	985.3	439.0
Acquired property portfolios	83.3	—
General & Administrative	56.5	48.3
Depreciation and Other	80.0	80.7

Total expenses	1,296.4	635.4

Operating income	355.9	320.1
Earnings (losses) from unconsolidated investees	(15.3)	19.5
Foreign currency exchange losses, net	(36.7)	(13.5)
Interest, income taxes and other income (expense), net	(108.0)	(99.1)

Earnings from continuing operations	$195.9	$227.0

Net earnings	$200.4	$242.4
Net earnings attributable to common shares	$194.0	$236.1
Net earnings per share attributable to Common Shares — Basic	$0.75	$0.93

Net earnings per share attributable to Common Shares — Diluted	$0.73	$0.89

Weighted average Common Shares outstanding:
Basic	258.9	254.3
Diluted	268.1	265.0
FFO(1):
Reconciliation of net earnings to FFO, including our share of our unconsolidated investees:
Net earnings attributable to common shares	$194.0	$236.1
Real estate depreciation and amortization	107.0	93.5
Gains recognized on dispositions of non-CDFS business assets	(3.9)	(6.9)
Other NAREIT defined adjustments	(4.2)	(1.9)
Foreign currency exchange losses and unrealized losses on derivative contracts	64.0	6.0
Income tax expense	12.2	2.9

FFO attributable to common shares, as defined(1)	$369.1	$329.7

	As of	As of
	March 31,	December 31,
	2008	2007
	(in millions)
	(unaudited)

Financial Position:
Real estate owned, excluding land held for development, before depreciation	$14,592.4	$14,425.9
Land held for development	$2,374.5	$2,153.0
Investments in and advances to unconsolidated investees	$2,384.2	$2,345.3
Cash and cash equivalents	$901.6	$419.0
Total assets	$20,629.2	$19,724.0
Total debt	$11,096.9	$10,506.1
Total liabilities	$12,816.2	$12,209.0
Minority interest	$92.7	$78.7
Total shareholders’ equity	$7,720.2	$7,436.4
Number of common shares outstanding	260.3	257.7

(1) Funds from Operations

Funds from operations (“FFO”) is a non-U.S. generally accepted accounting principle (“GAAP”) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. We do not use FFO as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:

(a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods. We include the gains and losses from dispositions of properties acquired or developed in our CDFS business segment and our proportionate share of the gains and losses from dispositions recognized by the property funds in our definition of FFO.

At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe that financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to GAAP net earnings in addition to those included in the NAREIT defined measure of FFO.

Our defined FFO measure excludes the following items from GAAP net earnings that are not excluded in the NAREIT defined FFO measure:

(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage our foreign currency and interest rate risks.

FFO of our unconsolidated investees is calculated on the same basis.

The items that we exclude from GAAP net earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from GAAP net earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or long-term tax planning and tax structuring decisions. Accordingly, we believe that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.

While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool. Some of these limitations are:

•	The current income tax expenses that are excluded from our defined FFO measure represent taxes that are payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measure does not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our defined FFO measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

We compensate for these limitations by using our FFO measure only in conjunction with GAAP net earnings. To further compensate, we always reconcile our defined FFO measure to GAAP net earnings in our financial reports. Additionally, we provide investors with (i) our complete financial statements prepared under GAAP; (ii) our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure; and (iii) a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it), so that investors can appropriately incorporate this measure and its limitations into their analyses.

The Offering

The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement under the heading “Description of Notes” and in the accompanying prospectus under the heading “Description of Debt Securities.” For purposes of this section entitled “— The Offering” and the “Description of Notes,” references to “we,” “us,” and “our” refer only to ProLogis and not to its subsidiaries.

Securities Offered	$350,000,000 principal amount of % convertible senior notes due 2038 plus up to an additional $50,000,000 principal amount available for purchase by the underwriters, solely to cover overallotments.

Maturity Date	May 15, 2038, unless earlier repurchased, converted or redeemed.

Interest	% per year. Interest will be payable semiannually in arrears in cash on May 15 and November 15 of each year, beginning November 15, 2008.

Optional Redemption	Prior to May 20, 2013, we may not redeem the notes except to preserve our status as a REIT as described below. On or after May 20, 2013, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest. We must make at least 10 semiannual interest payments (including the interest payments on November 15, 2008 and May 15, 2013) in the full amount required by the indenture before redeeming any notes at our option.

If at any time we determine it is necessary to redeem the notes in order to preserve our status as a REIT, we may redeem all, but not less than all, of the notes then outstanding for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Conversion Rights	Holders may convert their notes prior to the close of business on the trading day immediately preceding the final maturity date of the notes, in multiples of $1,000 principal amount, at the option of the holder under the following circumstances:

• during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per note for each day of such measurement period was less than 98% of the product of the last reported sale price per ProLogis common share and the conversion rate on each such day;

• during any calendar quarter beginning after June 30, 2008, if the closing sale price per ProLogis common share for at least 20 trading days in the 30 consecutive trading days ending on the last day of the preceding calendar quarter is more than 130% of the conversion price per ProLogis common share on the last day of such preceding calendar quarter;

• if we have called such notes for redemption, at any time prior to the close of business on the day that is two days prior to the redemption date;

• upon the occurrence of specified corporate transactions described under “Description of Notes — Conversion Rights;”

• if the ProLogis common shares are not listed on a U.S. national securities exchange; or

• any time on or after February 15, 2013.

The initial conversion rate will be ProLogis common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per ProLogis common share), subject to adjustment.

Upon the occurrence of any of the circumstances described above, holders may convert any outstanding notes into cash, ProLogis common shares or a combination of cash and ProLogis common shares, at our election. We will inform you through the trustee of the method we will choose to satisfy our conversion obligations within two trading days after our receipt of your conversion notice; provided, however, that at any time on or prior to February 15, 2013, we may irrevocably elect, in our sole discretion without the consent of the holders of the notes, to settle all of our future conversion obligations entirely in ProLogis common shares, and, provided further, that we are required to settle all conversions with a conversion date occurring on or after February 15, 2013 in the same manner and we will notify holders of the manner of settlement on or before such date. If we do not elect otherwise, our conversion obligations will be settled in a combination of cash and ProLogis common shares as follows: (i) we will pay cash in an amount equal to the lesser of the principal amount of the notes to be converted and the conversion value of the notes to be converted, calculated as described in this prospectus supplement, and (ii) to the extent that the conversion value of the notes to be converted exceeds the principal amount of the notes to be converted (such difference being referred to as the “excess amount”), we will issue ProLogis common shares or, at our election, cash, equivalent to the excess amount. The number of shares to be delivered will be determined based on a daily conversion value, as described in this prospectus supplement, calculated on a proportionate basis for each day of a 20 trading day observation period, as described in this prospectus supplement. However, we may elect to deliver cash in settlement of all or a portion of the excess amount or we may elect to settle our conversion obligations entirely in ProLogis common shares. See “Description of Notes — Conversion Rights — Payment Upon Conversion.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the cash and ProLogis common shares, if any, issued to you upon conversion.

Repurchase at Holders’ Option	Holders may require us to repurchase the notes on May 15 of 2013, 2018, 2023, 2028, and 2033 at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. We will pay cash for all notes so repurchased.

Fundamental Change	If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes”), you will have the option to require us to purchase all or any portion of your notes.

The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. We will pay cash for all notes so purchased.

In addition, if a “fundamental change” occurs prior to May 20, 2013, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a fundamental change upon conversion in certain circumstances as described under “Description of Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Fundamental Change.”

Ranking	The notes will be our senior obligations which, together with our obligations under our global credit facility and certain of our other indebtedness, will be secured by a pledge of certain intercompany loans. The notes will be effectively subordinated to any of our debt that is secured by assets, other than the pledged intercompany loans, to the extent of the value of the assets securing such debt. In addition, except to the extent the notes become entitled to the benefits of the sharing agreements described in the accompanying prospectus under “Description of Debt Securities — Security and Sharing Arrangements,” the notes will be effectively subordinated to the debt and other liabilities, including trade payables, of our subsidiaries. See “Risk Factors — The notes are effectively subordinated to our debt that is secured by assets, other than intercompany loans that are pledged to secure the notes, and to the liabilities of our subsidiaries.”

Use of Proceeds	The net proceeds from the sale of the notes are estimated to be approximately $ million after deducting the underwriters’ discount and estimated offering expenses (assuming the underwriters do not exercise their option to purchase additional notes to cover overallotments). If the underwriters exercise their overallotment option in full to purchase additional notes, we estimate our net proceeds from this offering will be approximately $ million.

We intend to use the net proceeds from the sale of the notes and the concurrent offering of the 2018 notes for the repayment of borrowings under our global line of credit and for general corporate purposes.

Risk Factors	You should read carefully the “Risk Factors” beginning on page S-10 of this prospectus supplement, together with those included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for certain considerations relevant to an investment in the notes and the ProLogis common shares.

U.S. Federal Income Taxation	The notes and the ProLogis common shares into which the notes may be converted are subject to special and complex U.S. federal income tax rules. Holders are urged to consult their respective tax advisors with respect to the application of the U.S. federal income tax laws to their own particular situation as well as any tax consequences of the ownership and disposition of the notes and ProLogis common shares arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement and “Federal Income Tax Considerations” in the accompanying prospectus.

Trading	The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, may not be maintained. We have not applied and do not intend to apply for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system.

New York Stock Exchange Symbol for ProLogis Common Shares	PLD

Restriction of Ownership	In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own more than 9.8% of the outstanding ProLogis common shares, with certain exceptions.

Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes for ProLogis common shares to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of ProLogis. See “Description of Common Shares — Restriction on Size of Holdings” in the accompanying prospectus.

No Shareholder Rights for Holders of Notes	Holders of notes, as such, will not have any rights as shareholders of ProLogis (including, without limitation, voting rights and rights to receive dividends or other distributions on ProLogis common shares).

Concurrent Public Offering of 2018 Notes	Concurrently with this offering, we are offering the 2018 notes in a registered public offering. The 2018 notes will be offered pursuant to a separate prospectus supplement. There is no assurance that the concurrent offering of 2018 notes will be completed or, if completed, that it will be completed for the amounts contemplated. The completion of this offering is not conditioned on the completion of the concurrent offering of 2018 notes.

RISK FACTORS

Before you decide to invest in the notes, you should consider the factors set forth below as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

The market price of the notes may be volatile.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including:

•	our financial performance;

•	the amount of indebtedness we and our subsidiaries have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the market for the notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

The notes are effectively subordinated to our debt that is secured by assets, other than the intercompany loans that are pledged to secure the notes, and to the liabilities of our subsidiaries.

Pursuant to various pledge agreements, we and certain of our subsidiaries have pledged specified intercompany loans to Bank of America, N.A., as collateral agent, for the benefit of the “Credit Parties” under and as defined in the Amended and Restated Security Agency Agreement dated as of October 6, 2005 (the “Security Agency Agreement”) among us, the collateral agent, Bank of America, N.A., as global administrative agent under our global senior credit facility, and various other of our creditors. The Credit Parties under the Security Agency Agreement include the holders of our specified credit obligations, including all obligations arising under our global credit facility, other “Designated Senior Debt” specified therein, as well as any of our other senior debt designated from time to time by us as “Designated Senior Debt” in accordance with the Security Agency Agreement. The notes are included within the definition of “Designated Senior Debt” and, unless we revoke the designation of the notes as “Designated Senior Debt” as described below, holders of the notes are entitled to a pro rata share in the proceeds of the collateral granted under the pledge agreements.

The notes will be effectively subordinated to any of our debt that is secured by assets, other than the pledged intercompany loans, to the extent of the value of the assets securing such debt. In addition, except to the extent that the notes become entitled to the benefits of the sharing arrangements described below, the notes will be effectively subordinated to the debt and other liabilities, including trade payables, of our subsidiaries. As of March 31, 2008, on a pro forma basis, after giving effect to this offering of notes and the concurrent offering of the 2018 notes and the application of the proceeds from both offerings, the notes offered hereby would have ranked:

•	equally with approximately $10.0 billion of our debt secured equally and ratably by the pledged intercompany loans, which amount includes our guarantee of approximately $3.4 billion of debt of our subsidiaries;

•	effectively subordinated to approximately $225 million of our debt that is secured by assets, other than the pledged intercompany loans, to the extent of the value of the assets securing such secured debt; and

•	effectively subordinated to approximately $4.6 billion of debt of our subsidiaries, which includes the approximately $3.4 billion of debt of our subsidiaries that we have guaranteed and is subject to the sharing arrangements described below.

To the extent the notes become entitled to the benefits of the sharing arrangements described below, the notes will be entitled to share ratably in any recoveries received by the holders of the $3.4 billion of subsidiary debt subject to such arrangements, so as to effectively eliminate or mitigate the consequence of any structural subordination of the notes that might otherwise exist.

The Security Agency Agreement also provides that, upon the occurrence of a triggering event (which includes bankruptcy or insolvency events of us or any other borrower under our global credit facility, the acceleration of indebtedness under the global credit facility or other indebtedness in excess of $50 million and similar events), the Credit Parties will, subject to certain exceptions and limitations (including, in the case of the holders of the notes, the requirements set forth in the following paragraph), share payments and other recoveries received from us and our subsidiaries, to be applied toward the credit obligations held by such Credit Parties in such a manner that all Credit Parties receive payment of substantially the same percentage of their respective credit obligations. These sharing arrangements are intended to eliminate or mitigate structural subordination issues that otherwise might entitle some Credit Parties (such as Credit Parties that lend directly to one of our subsidiaries or that have the benefit of guarantees from one or more of our subsidiaries) to recover a higher percentage of their credit obligations than other Credit Parties that do not have the benefit of such arrangements.

Within 45 days after a triggering event, the collateral agent will deliver a notice of such event to the trustee. As promptly as practicable, but in any event within 90 days after receiving any notice from the collateral agent with respect to the occurrence of a triggering event, the trustee will (x) forward such notice to the holders of the notes, (y) execute and deliver, on behalf of the holders, an acknowledgment entitling the holders to participate in the sharing arrangements described in the preceding paragraph and (z) take such further actions as a majority of the holders (voting as a single class) may request with respect thereto and with respect to any rights such holders or the trustee may have under the Security Agency Agreement; provided that, in the case of this clause (z), such holders shall have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Upon delivery of such acknowledgment by the trustee, the holders of the notes will be entitled to participate in the sharing arrangements described in the preceding paragraph.

The Security Agency Agreement allows us to: (i) designate our other senior debt as Designated Senior Debt; (ii) specify which Credit Parties are entitled to vote on issues arising under the Security Agency Agreement (and the holders of the notes will be non-voting Credit Parties); and/or (iii) revoke our designation of the notes as Designated Senior Debt effective not less than 90 days after disclosing such revocation (in a footnote or otherwise) in a Form 10-Q or Form 10-K filed with the SEC. In the event that we elect to revoke our designation of the notes as Designated Senior Debt under the Security Agency Agreement, the holders of the notes will cease to be Credit Parties and will no longer be entitled to any benefit of the security and sharing arrangements contemplated by the Security Agency Agreement and the related pledge agreements. In addition, a majority of the voting Credit Parties under the Security Agency Agreement may elect (a) to release some or all of the collateral held pursuant to the Security Agency Agreement and/or (b) under certain circumstances, to defer payments to Credit Parties pursuant to the sharing arrangements either (i) generally for various reasons or (ii) specifically to certain holders of debt (including the holders of the notes) if the collateral agent or the voting Credit Parties determine, in their sole discretion, that such holders might receive more than their share of payments and other recoveries pursuant to the Security Agency Agreement. Without notice to or consent of the holders of the notes, the Security Agency Agreement may be amended by us, the collateral agent and a majority of the voting Credit Parties, even if such amendment is adverse to the interests of the holders of the notes.

The Security Agency Agreement provides that whenever the majority voting Credit Parties are granted and exercise the right to make decisions under the Security Agency Agreement, including decisions with respect to pledged collateral or how and when recoveries are shared, such decisions will be made in their sole and complete discretion. The voting Credit Parties have no obligation or duty (including implied obligations of reasonableness, good faith or fair dealing) to any holder of notes and have no obligation or duty to take into consideration the interests of the holders of the notes when taking any action or making any determination contemplated by the Security Agency Agreement. By accepting the benefits of the Security Agency Agreement, each holder of notes expressly waives and disclaims any claim or cause of action based upon any vote, decision or determination (including the giving or withholding of consent) made by the majority voting Credit Parties in accordance with the terms of the Security Agency Agreement. Bank of America, N.A., which acts as the collateral agent under the Security Agency Agreement and under the various pledge agreements, is also a voting Credit Party under the Security Agency Agreement and its interests in such capacity may conflict with the interests of the holders of the notes.

Notwithstanding any benefit to which a holder of notes may become entitled pursuant to the security and sharing arrangements referred to above, the notes will be effectively subordinated to: (1) our indebtedness that is secured by collateral other than the intercompany loans referred to above, to the extent of the value of such collateral and (2) liabilities of our subsidiaries that are not subject to, or are owing to creditors not parties to, the sharing arrangements.

The conditional conversion feature of the notes could result in your receiving less than the value of ProLogis common shares into which a note would otherwise be convertible.

The notes are convertible into cash, ProLogis common shares or a combination of both, at our election, only if specified conditions are met. If the specific conditions for conversion are not met, until February 15, 2013, you will not be able to convert your notes, and you may not be able to receive the value of the cash and/or ProLogis common shares into which the notes would otherwise be convertible.

The settlement feature of the notes may have adverse consequences.

Unless we elect to satisfy our conversion obligations entirely in ProLogis common shares, the notes will be subject to net share settlement, which means that we will satisfy our conversion obligation to holders by paying cash in settlement of the lesser of the principal amount and the daily conversion value of the notes and by delivering ProLogis common shares, or, at our election, cash, in settlement of any and all conversion obligations in excess of the principal amount of the notes, as described under “Description of Notes — Conversion Rights — Payment upon Conversion.” Accordingly, upon conversion of a note, holders might not receive any ProLogis common shares, or they might receive fewer ProLogis common shares relative to the daily conversion value of the note. In addition, any settlement of a conversion of notes will be delayed until at least the 25th trading day following our receipt of the holder’s conversion notice. Accordingly, you may receive less proceeds than expected because the value of any ProLogis common shares that you receive may decline (or fail to appreciate as much as you may expect) between the day that you exercise your conversion right and the day the daily conversion value of your notes is determined.

Our failure to convert the notes into ProLogis common shares, a combination of cash and ProLogis common shares, or, if we so elect, cash, upon exercise of a holder’s conversion right in accordance with the provisions of the indenture would constitute a default under the indenture. In addition, a default under the indenture could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and amounts owing in respect of the conversion of any notes.

There is no public market for the notes, which could limit their market price or the ability to sell them for an amount equal to, or higher than, their initial offering price.

The notes are a new issue of securities, and there is currently no existing trading market for the notes. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices, or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of the ProLogis common shares, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of ProLogis and its subsidiaries, and other comparable entities, the market for similar securities, the overall securities market and the tax treatment of the notes. The liquidity of the trading market, if any, and future trading prices of the notes may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of the financial condition, results of operations, business, prospects or credit quality of ProLogis and its subsidiaries.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including conversion conditions and the lack of certain financial and other restrictive covenants. Furthermore, even if the conversion conditions are met, since the daily conversion value of the notes is dependent on the closing sale price of ProLogis common shares, volatile or depressed market prices for such shares are likely to have a similar effect on the trading prices of the notes. It is impossible to assure holders of notes that future closing sale prices of the ProLogis common shares will not have an adverse effect on the trading prices of the notes.

If the market price of ProLogis common shares decreases, the market price of our notes may similarly decrease.

We expect that the market price of our notes will be significantly affected by the market price of ProLogis common shares. This may result in greater volatility in the market price of the notes than would be expected for non-convertible debt securities. The market price of ProLogis common shares will likely continue to fluctuate in response to factors, including the factors discussed elsewhere in this prospectus supplement, the accompanying prospectus and ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2007, many of which are beyond our control. For instance, the price of ProLogis common shares could be affected by possible sales of ProLogis common shares by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving ProLogis common shares. The hedging or arbitrage could, in turn, affect the trading prices of the notes. In addition, anticipated conversion of the notes issued in this offering into ProLogis common shares could depress the price of ProLogis common shares to the extent that any such conversion would result in the issuance by ProLogis of a significant number of additional ProLogis common shares. Future issuances of ProLogis common shares in other circumstances could likewise have a similar effect on the market price of the ProLogis common shares and therefore the market price of our notes.

We may be unable to repurchase notes on the specified dates or upon the occurrence of a fundamental change.

You have the right to require us to repurchase your notes on specified dates and upon the occurrence of a fundamental change as described under “Description of Notes — Repurchase of Notes at Your Option on Specified Dates” and “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.” We cannot assure you that we will have enough funds to repurchase all the notes on the specified dates or if a fundamental change event occurs. In addition, future debt we incur may limit our ability to repurchase the notes on the specified dates or upon a fundamental change. Moreover, if you or other investors in our notes exercise the repurchase right on the specified dates or upon a fundamental change, it may cause a default under that debt, even if the fundamental change itself does not cause a default owing to the financial effect of such a repurchase on us.

A change in control or a fundamental change may adversely affect us or the notes.

A fundamental change or change in control transaction involving us could have a negative effect on us and the trading price of ProLogis common shares and could negatively impact the trading price of the notes. Furthermore, the fundamental change provisions, including the provisions requiring the increase to the conversion rate for conversions in connection with a fundamental change prior to May 20, 2013, may in certain circumstances make it more difficult or discourage a takeover of our company and the removal of incumbent management.

The adjustment to the conversion rate for notes converted in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a fundamental change occurs prior to May 20, 2013, we will increase the conversion rate by a number of additional ProLogis common shares for notes converted in connection with such fundamental change. The increase in the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid per ProLogis common share in such transaction, as described below under “Description of Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Fundamental Change.” The adjustment to the conversion rate for notes converted in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of ProLogis common shares in the transaction is greater than $      per share or less than $      per share (in each case, subject

to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of ProLogis common shares issuable upon conversion as a result of this adjustment exceed           per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” Our obligation to increase the conversion rate in connection with a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

A change in control involving us may not constitute a “fundamental change” for purposes of the notes.

The indenture, as amended with respect to the notes, contains no covenants or other provisions to afford protection to holders of the notes in the event of a change in control involving us except to the extent described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes,” and “Description of Notes — Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Fundamental Change.” However, the term “fundamental change” is limited and may not include every change in control event that might cause the market price of the notes to decline. As a result, your rights under the notes upon the occurrence of a fundamental change may not preserve the value of the notes in the event of a change in control involving us. In addition, any change in control involving us may negatively affect the liquidity, value or volatility of ProLogis common shares, negatively impacting the value of the notes.

Ownership limitations in the declaration of trust of ProLogis may impair the ability of holders to convert notes for ProLogis common shares.

Our declaration of trust restricts beneficial ownership of outstanding shares of beneficial interest by a single person, or persons acting as a group, to 9.8% of such shares. The purposes of the restriction are to assist in protecting and preserving our REIT status under the Code and to protect the interest of shareholders in takeover transactions by preventing the acquisition of a substantial block of shares without the prior consent of the board of trustees. For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned by five or fewer individuals at any time during the last half of any taxable year. The restriction permits five persons to acquire up to a maximum of 9.8% each, or an aggregate of 49% of the outstanding shares, and, thus, assists the board of trustees in protecting and preserving our REIT status under the Code.

Excess shares of beneficial interest owned by a person or group of persons in excess of 9.8% of the outstanding shares of beneficial interest, other than, 30% in the case of shareholders who acquired shares prior to our initial public offering, are subject to redemption by us, at our option, upon 30 days’ notice, at a price equal to the average daily per share closing sale price during the 30-day period ending on the business day prior to the redemption date. We may make payment of the redemption price at any time or times up to the earlier of five years after the redemption date or liquidation. We may refuse to effect the transfer of any shares of beneficial interest which would make the transferee a holder of excess shares. Shareholders are required to disclose, upon demand of the board of trustees, such information with respect to their direct and indirect ownership of shares as the board of trustees deems necessary to comply with the provisions of the Code pertaining to qualification, for tax purposes, of REITs, or to comply with the requirements of any other appropriate taxing authority.

Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive ProLogis common shares upon a conversion of notes to the extent that receipt of such ProLogis common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of ProLogis. In such case, such holder would receive cash upon conversion, as provided herein.

If you hold notes, you will not be entitled to any rights with respect to ProLogis common shares, but you will be subject to all changes made with respect to ProLogis common shares.

If you hold notes, you will not be entitled to any rights with respect to ProLogis common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on ProLogis common shares), but if you subsequently convert your notes for ProLogis common shares, you will be subject to all changes affecting the ProLogis common shares. You will have rights with respect to ProLogis common shares only if and when we deliver ProLogis common shares to you upon conversion of your notes and, to a limited extent, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to ProLogis’ declaration of trust or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of ProLogis common shares to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of ProLogis common shares if you are issued shares upon conversion of your notes.

The value of the conversion right associated with the notes may be substantially lessened or eliminated if we are party to a merger, consolidation, or other similar transaction.

If we are party to a consolidation, merger, binding share exchange or sale of all or substantially all of our assets pursuant to which ProLogis common shares are converted into the right to receive cash, securities or other property, at the effective time of the transaction, the right to convert the notes into ProLogis common shares will be changed into a right to convert the notes into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its notes immediately prior to the transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the notes in the future. For example, if all of the outstanding ProLogis common shares were acquired for cash in a merger transaction, each note would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

In addition, holders of notes may not have the right to convert their notes upon the occurrence of such a transaction. The fundamental change conversion provisions of the notes will not afford holders the right to convert their notes in the event of a consolidation, merger, share exchange, sale or other transaction that does not constitute a fundamental change, even if ProLogis common shares would be converted into cash, securities or other property in such transaction.

The conversion rate of the notes may not be adjusted for all dilutive events, which may adversely affect the trading price of the notes.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of share dividends or payment of certain cash dividends, whether quarterly or special, on ProLogis common shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of common shares of beneficial interest, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments” in this prospectus supplement. However, the conversion rate will not be adjusted for other events, such as certain exchange offers or an issuance of ProLogis common shares for cash, that may adversely affect the trading price of the notes or the ProLogis common shares. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

You may be deemed to have received taxable income if the conversion rate of the notes is adjusted, even if you do not receive any cash.

If we pay a cash dividend on ProLogis common shares over a set dividend threshold amount described below under clause (4) of the heading “Description of Notes — Conversion Rights — Conversion Rate Adjustments — Adjustment Events,” an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to U.S. federal income tax without the receipt of any cash. In addition, adjustments (or failures to make adjustments) that have the effect of increasing a holder’s proportionate share in our assets or earnings may, in some circumstances, result in a deemed distribution to such holder. For example, if the conversion rate is increased at our discretion or in certain other circumstances (including in connection with the payment of a dividend to ProLogis’ common shareholders that results in an adjustment to the conversion rate and that is taxable to the ProLogis’ common shareholders), such increase may result in a deemed payment of a taxable dividend to holders of the notes, notwithstanding the fact that the holders do not receive a cash payment. See “Certain U.S. Federal Income Tax Considerations — Taxation of Noteholders — United States Holders of the Notes — Adjustments to Conversion Rate.” If you are a Non-United States Holder (as defined in “Certain U.S. Federal Income Tax Considerations”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Certain U.S. Federal Income Tax Considerations — Taxation of Noteholders — Non-United States Holders of the Notes.”

We cannot assure you that we will not be required to withhold on payments to Non-U.S. Holders of notes in connection with a sale, exchange, redemption, repurchase, conversion, or other disposition of notes based on the facts and circumstances at the time.

Although we believe that currently the notes do not constitute “U.S. real property interests” and we therefore do not currently intend to withhold under the Foreign Investment in Real Property Tax Act, or FIRPTA, we cannot assure you that the notes will not constitute U.S. real property interests depending on the facts in existence at the time of any sale, exchange, redemption, repurchase, conversion or other disposition of a note. If the notes were to constitute U.S. real property interests, withholding on payments to Non-United States Holders (as defined below) in connection with such a sale, exchange, redemption, repurchase, conversion or other disposition of notes may be required regardless of whether such Non-United States Holders provided certification documenting their non-U.S. status. See “Certain U.S. Federal Income Tax Considerations — Taxation of Noteholders — Non-United States Holders of the Notes — Sale, Conversion or Other Dispositions of the Notes” in this prospectus supplement.

The accounting for convertible debt securities is subject to uncertainty.

The accounting for convertible debt securities is subject to frequent scrutiny by the accounting authorities and is subject to change. We cannot predict if or when any such change could be made and any such change could have an adverse effect on our reported or future financial results. Any such effects could adversely affect the market prices of our common stock and the notes. For example, the accounting method for net share settled convertible securities, which would include the notes, has been under review by the accounting authorities for some time. Under the current accounting rules, for the purpose of calculating diluted earnings per share, a net share settled convertible security meeting certain requirements is accounted for in a manner similar to nonconvertible debt, with the stated coupon constituting interest expense and any shares issuable upon conversion of the security being accounted for in a manner similar to the treasury stock method. The effect of this method is that the shares potentially issuable upon conversion of the securities are not included in the calculation of earnings per share until the conversion price is “in the money,” and the issuer is then assumed to issue the number of shares necessary to settle the conversion.

However, the Financial Accounting Standards Board (“FASB”) recently affirmed the published proposed Staff Position (“FSP”) No. APB 14-a “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements)” and directed its staff to proceed to a draft of a final FSP. Under the final FSP, cash settled convertible securities would be separated into their debt and equity components. The value assigned to the debt component would be the estimated fair value, as of the issuance date, of a similar debt instrument without the conversion feature, and the difference between the proceeds for the convertible debt and the amount reflected as a debt liability would be recorded as additional paid-in capital. As a result, the debt would be recorded at a discount reflecting its below market coupon interest rate. The debt would subsequently be accreted to its par value over its expected life, with the rate of interest that reflects the market rate at issuance being reflected on the income statement. This change in methodology will affect the calculations of net income and earnings per share for many issuers of cash settled convertible securities. The final FSP will contain explicit disclosure requirements and will be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The final FSP would be applied retrospectively to all periods presented.

USE OF PROCEEDS

The net proceeds from the sale of the notes are estimated to be approximately $      million, after deducting the underwriters’ discount and estimated offering expenses (assuming the underwriters do not exercise their option to purchase additional notes to cover overallotments). If the underwriters exercise their overallotment option to purchase additional notes in full, we estimate our net proceeds from this offering will be approximately $      million. We will use the net proceeds from the sale of the notes and the concurrent offering of the 2018 notes to repay borrowings under our global line of credit and for general corporate purposes.

As of March 31, 2008, we had a total commitment of $3.9 billion under our global line of credit. As of March 31, 2008, this commitment was reduced by $109.8 million representing letters of credit outstanding with the lending banks. We had approximately $2.9 billion outstanding and an available balance of approximately $1.0 billion at March 31, 2008. Amounts repaid under the global line of credit may be reborrowed and we expect to make additional borrowings under the global line of credit following this offering for the development and acquisition of industrial distribution properties and for working capital purposes. Affiliates of certain of the underwriters participating in this offering are lenders under the global line of credit and therefore will receive proceeds from the offering to the extent that proceeds are used to repay borrowings under our global line of credit. Based on our current public debt ratings, interest on borrowings under the global line of credit accrues at a variable rate based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding (other than borrowing in Chinese renminbi, which is a rate set by the People’s Bank of China) plus a margin (resulting in a weighted average interest rate of 3.18% for borrowings outstanding at March 31, 2008 using local currency rates). The global line of credit matures on October 6, 2009, subject to a 12-month extension at our option for all currencies (other than borrowings in Chinese renminbi).

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. For this purpose, “earnings” consist of earnings from continuing operations, excluding income taxes, minority interest share in earnings and fixed charges, other than capitalized interest, and “fixed charges” consist of interest on borrowed funds, including amounts that have been capitalized, and amortization of capitalized debt issuance costs, debt premiums and debt discounts.

Year Ended December 31,
2007	2006	2005	2004	2003

2.9x	2.7x	2.1x	2.2x	2.1x

PRICE RANGE OF PROLOGIS COMMON SHARES

The common shares of ProLogis are listed on the New York Stock Exchange (the “NYSE”) under the symbol “PLD.” On April 30, 2008, the closing price per ProLogis common share on the NYSE was $62.61, and there were approximately 9,150 holders of record. The table below sets forth the historical quarterly high and low sales prices per ProLogis common share as reported on the NYSE and the distribution paid per share with respect to each period.

	High	Low	Distribution

2006
First Quarter	$56.31	$46.29	$0.40
Second Quarter	$53.85	$46.66	$0.40
Third Quarter	$58.86	$52.05	$0.40
Fourth Quarter	$65.81	$56.07	$0.40
2007
First Quarter	$72.08	$58.00	$0.46
Second Quarter	$67.99	$55.76	$0.46
Third Quarter	$66.86	$51.65	$0.46
Fourth Quarter	$73.34	$59.37	$0.46
2008
First Quarter	$64.00	$51.04	$0.5175
Second Quarter (through April 30)	$66.51	$59.25	$—

CAPITALIZATION

The following table sets forth our actual consolidated cash and cash equivalents and capitalization as of March 31, 2008, and as adjusted to give effect to this offering (assuming no exercise by the underwriters of their overallotment option), the concurrent offering of $350,000,000 aggregate principal amount of the 2018 notes and the application of the estimated net proceeds from both offerings as set forth under “Use of Proceeds” in this prospectus supplement.

	As of March 31,
	2008
	Actual	As Adjusted
	(In thousands, except
	per share amounts)

Cash and cash equivalents	$901,608		$901,608

Debt:
Unsecured lines of credit	$2,857,384	$
Senior and other notes	4,583,179
Convertible debt(1)	2,334,977
Secured debt and assessment bonds	1,321,382		1,321,382

Total debt	11,096,922

Minority interest	92,712		92,712
Shareholders’ equity:
Series C Preferred Shares at stated liquidation preference of $50.00 per share	100,000		100,000
Series F Preferred Shares at stated liquidation preference of $25.00 per share	125,000		125,000
Series G Preferred Shares at stated liquidation preference of $25.00 per share	125,000		125,000
Common Shares at $0.01 par value per share	2,603		2,603
Additional paid-in capital	6,518,505		6,518,505
Accumulated other comprehensive income	392,754		392,754
Retained earnings	456,384		456,384

Total shareholders’ equity	7,720,246		7,720,246

Total Capitalization	$18,909,880	$

(1)	Amounts reflect original issue discount of $35.5 million for the 2.25% convertible senior notes due 2037 issued in March 2007 and the 1.875% convertible senior notes issued in November 2007.

DESCRIPTION OF NOTES

The following description is a summary of the material provisions of the notes and the indenture (as defined below) and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

General

The notes constitute a separate series of debt securities to be issued pursuant to an Indenture, dated as of March 1, 1995 (the “Original Indenture”), between us and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee. The Indenture has been supplemented by a First Supplemental Indenture, dated February 9, 2005, a Second Supplemental Indenture, dated November 2, 2005, a Third Supplemental Indenture, dated November 2, 2005, a Fourth Supplemental Indenture, dated March 26, 2007, and a Fifth Supplemental Indenture, dated November 8, 2007, and will be further supplemented by a Sixth Supplemental Indenture to be entered into concurrently with the delivery of the notes and a Seventh Supplemental Indenture to be entered into concurrently with the delivery of the 2018 notes. We collectively refer to the Original Indenture as amended and supplemented as the “Indenture.” The terms of the notes include those provisions contained in the Indenture, portions of which are described in this prospectus supplement and the accompanying prospectus, and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The notes are subject to all of these terms, and holders of notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms. As of March 31, 2008, we had $5.8 billion aggregate principal amount of debt securities outstanding under the Indenture.

As described in the accompanying prospectus under the heading “Description of Debt Securities — Security and Sharing Arrangements,” pursuant to various pledge agreements, ProLogis and certain of its subsidiaries have pledged specified intercompany loans to Bank of America, N.A., as collateral agent, for the benefit of the Credit Parties under the Security Agency Agreement. The Credit Parties under the Security Agency Agreement include the holders of specified credit obligations of ProLogis, including all obligations arising under ProLogis’ global credit facility, other “Designated Senior Debt” specified therein, as well as any other senior debt of ProLogis designated from time to time by ProLogis as “Designated Senior Debt” in accordance with the Security Agency Agreement. The notes are included within the definition of “Designated Senior Debt” and, unless we revoke the designation of “Designated Senior Debt” as described below, holders of the notes are entitled to a pro rata share in the proceeds of the collateral granted under the pledge agreements.

The notes will be effectively subordinated to any of our debt that is secured by assets, other than the pledged intercompany loans, to the extent of the value of the assets securing such debt. In addition, except to the extent that the notes become entitled to the benefits of the sharing arrangements described below, the notes will be effectively subordinated to the debt and other liabilities, including trade payables, of our subsidiaries. See “Risk Factors — The notes are effectively subordinated to our debt that is secured by assets, other than the intercompany loans that are pledged to secure the notes, and to the liabilities of our subsidiaries.”

The notes will be limited initially to $350,000,000 aggregate principal amount (or $400,000,000 in the event the underwriters exercise their overallotment option in full). We may in the future, without the consent of holders, issue additional notes on the same terms and conditions and with the same CUSIP number as the notes being offered hereby. The notes and any additional notes subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

The Indenture permits us to issue different series of debt securities from time to time. The notes we are offering will be a single, distinct series of debt securities. The specific terms of each other series may differ from those of the notes. The Indenture does not limit the aggregate amount of debt securities that may be issued under the Indenture, nor does it limit the number of other series or the aggregate amount of any particular series. When we refer to a “series of debt securities,” we mean a series of debt securities, such as the series of notes we are offering by means of this prospectus supplement and the accompanying prospectus, issued under the Indenture. When we refer to “the notes” or “these notes,” we mean the     % convertible senior notes due 2038 we are offering by means of this prospectus supplement and the accompanying prospectus.

The notes will be issued only in denominations of $1,000 and integral multiples of $1,000. The registered holder of a note will be treated as the owner of it for all purposes.

Other than the restrictions described under “— Fundamental Change Permits Holders to Require us to Repurchase Notes” and “ — Merger, Consolidation or Sale” below, and except for the provisions set forth under “— Conversion Rights — Adjustment to Shares Delivered upon Conversion upon Fundamental Change,” the indenture as supplemented with respect to the notes contains no other provisions that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control or a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

Principal and Interest

The notes will bear interest at the rate of     % per year and will mature on May 15, 2038. Interest on the notes will accrue from May   , 2008 and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2008 (each such date being an “interest payment date”), to the persons in whose names the notes are registered in the security register on the preceding May 1 or November 1, whether or not a business day, as the case may be (each such date being a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or the maturity date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after the interest payment date or the maturity date, as the case may be, until the next business day. A business day means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York or The City of Boston are not required or authorized by law or executive order to be closed. In addition, you will not receive any separate cash payment for accrued and unpaid interest, if any, upon conversion, except as described under “— Conversion Rights.”

Conversion Rights

General

Upon the occurrence of any of the conditions described under the headings “— Conversion upon Satisfaction of Trading Price Condition,” “— Conversion Based upon ProLogis Common Shares Price,” “— Conversion upon Notice of Redemption,” “— Conversion upon Specified Corporate Transactions,” “— Conversion on or after February 15, 2013” and “— Conversion upon ProLogis Common Shares No Longer Being Listed,” holders may convert each of their notes at an initial conversion rate of           ProLogis common shares per $1,000 principal amount of notes (equivalent to a conversion price of approximately $      per ProLogis common share) at any time prior to the close of business on the trading day immediately preceding the final maturity date of the notes.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

Upon conversion, we will have the right to deliver cash, ProLogis common shares, or a combination of cash and ProLogis common shares, in each case as described under “— Payment Upon Conversion.” We will inform you through the trustee of the method we will choose to satisfy our conversion obligations within two trading days after our receipt of your conversion notice; provided, however, that at any time on or prior to February 15, 2013, we may irrevocably elect, in our sole discretion without the consent of the holders of the notes, to satisfy all of our future conversion obligations entirely in ProLogis common shares, and, provided further, that we are required to settle all conversions with a conversion date occurring on or after February 15, 2013 in the same manner and we will notify holders of the manner of settlement on or before such date. If we do not elect otherwise, our conversion obligations will be settled in a combination of cash and ProLogis common shares as follows: (i) we will pay cash in an amount equal to the lesser of the principal amount of the notes to be converted and the conversion value of the notes to be converted, calculated as described in this prospectus supplement, and (ii) to the extent that the conversion value of the notes to be converted exceeds the principal amount of the notes to be converted, we will issue ProLogis common shares. The number of shares to be delivered will be determined based on a daily conversion value, as described below under “ — Payment Upon Conversion — Net Share Settlement,” calculated on a proportionate basis for each day of a 20 trading day observation period, as described in this prospectus supplement. However, we may elect to deliver cash in settlement of all or a portion of the amount by which the conversion value of the notes to be converted exceeds the principal amount of such notes or we may elect to settle our conversion obligations entirely in ProLogis common shares.

Except as described below, you will not receive any separate cash payment for accrued and unpaid interest upon conversion. Our settlement of conversions as described below under “— Payment upon Conversion” will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest to, but not including, the conversion date.

As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on such notes on such interest payment date; provided that no such payment need be made with respect to notes surrendered for conversion:

•	if we have called the notes for redemption and the redemption date falls within such period;

•	in connection with a fundamental change if we have specified a fundamental change repurchase date that falls within such period;

•	after 5:00 p.m., New York City time on the record date immediately preceding the maturity date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any ProLogis common shares upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Notes in respect of which a holder has delivered a repurchase notice or a notice of exercise of its option to require us to repurchase its notes upon the occurrence of a fundamental change (defined below) may not be surrendered for conversion until the holder has withdrawn the notice in accordance with the indenture.

Conversion upon Satisfaction of Trading Price Condition

A holder may convert notes during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes was less than 98% of the product of the last reported sale price per ProLogis common share and the conversion rate for such date, subject to compliance with the procedures and conditions described below concerning our obligation to make a trading price determination.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that, if three such bids cannot reasonably be obtained, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, that one bid shall be used. If we cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer to provide to the trustee, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the “last reported sale price” per ProLogis common share and the conversion rate.

In connection with any conversion upon satisfaction of the above trading pricing condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request for a determination of the trading price unless a holder or holders of at least $1,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per

$1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per ProLogis common share and the conversion rate. At such time, we shall select three independent nationally recognized securities dealers to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per ProLogis common share and the conversion rate.

If the trading price condition has been met, we shall so notify the holders of the notes. If, at any point after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than 98% of the product of the last reported sale price per ProLogis common share and the conversion rate for such date, we shall so notify the holders of notes.

The “last reported sale price” per ProLogis common share on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which ProLogis common shares are traded. If ProLogis common shares are not listed for trading on a United States national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price per ProLogis common share in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If ProLogis common shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices per ProLogis common share on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The last reported sale price will be determined without reference to extended or after-hours trading.

“Trading day” means a day during which (i) trading in ProLogis common shares generally occurs, (ii) there is no market disruption event (as defined below) and (iii) a last reported sale price per ProLogis common share (other than a last reported sale price referred to in the next to last sentence of such definition) is available for such day; provided that if ProLogis common shares are not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the preceding paragraph (excluding the next to last sentence of that paragraph), “trading day” will mean any business day.

“Market disruption event” means the occurrence or existence for more than one-half hour period in the aggregate on any scheduled trading day for ProLogis common shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in ProLogis common shares or in any options, contracts or future contracts relating to ProLogis common shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Conversion Based upon ProLogis Common Shares Price

Holders may surrender notes for conversion in any calendar quarter commencing at any time after June 30, 2008, and only during such calendar quarter, if the closing price of ProLogis common shares for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per ProLogis common share on the last day of such preceding calendar quarter, which we refer to as the “conversion trigger price.”

The conversion trigger price immediately following issuance of the notes is approximately $          , which is 130% of the initial conversion price per ProLogis common share. The foregoing conversion trigger price assumes that no events have occurred that would require an adjustment to the conversion rate.

The conversion agent will, on our behalf, determine at the beginning of each calendar quarter whether the notes are convertible as a result of the price of ProLogis common shares and notify us and the trustee.

Conversion upon Notice of Redemption

A holder may convert any note called for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the notes are not otherwise convertible at such time. However, if a holder has already delivered a fundamental change repurchase notice with respect to a note, the holder may not convert until the holder has withdrawn the notice in accordance with the terms of the note.

Conversion upon Specified Corporate Transactions

If ProLogis elects to:

•	distribute to all or substantially all holders of ProLogis common shares certain rights entitling them to purchase, for a period expiring within 60 days, ProLogis common shares at less than the last reported sale price of a ProLogis common share on the trading day immediately preceding the declaration date of the distribution; or

•	distribute to all or substantially all holders of ProLogis common shares ProLogis’ assets, debt securities or certain rights to purchase ProLogis’ securities, which distribution has a per share value as determined by our board of trustees exceeding 15% of the last reported sale price per ProLogis common share on the day preceding the declaration date for such distribution.

We must notify the holders of the notes at least 35 business days prior to the ex-dividend date (defined below) for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time. The ex-dividend date is the first date upon which a sale of ProLogis common shares does not automatically transfer the right to receive the relevant dividend from the seller of the common shares to its buyer. In addition, if we are party to any transaction or event that constitutes a fundamental change, a holder may surrender notes for conversion at any time from and after the 30th scheduled trading day prior to the anticipated effective date of such transaction or event until the corresponding fundamental change repurchase date. Holders who convert notes in connection with any such fundamental change occurring prior to May 20, 2013, will also be entitled to an increase in the conversion rate to the extent described below under “— Adjustment to Shares Delivered upon Conversion upon Fundamental Change.” Upon the occurrence of a fundamental change, holders will also have the right to require us to repurchase their notes as set forth below under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes.” We will notify holders of the occurrence of a fundamental change and issue a press release no later than 30 scheduled trading days prior to the anticipated effective date of such transaction.

A holder will also have the right to convert notes if ProLogis is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its property and assets, in each case pursuant to which ProLogis common shares would be converted into cash, securities and/or other property, even if such transaction does not also constitute a fundamental change. A holder may exercise this conversion right at any time beginning on the 15th calendar day prior to the anticipated effective date of such transaction and ending on the 15th calendar day following the effective date of such transaction. We will notify holders of any such transaction at least 20 calendar days prior to the anticipated effective date of such transaction.

Conversion upon ProLogis Common Shares No Longer Being Listed

A holder may surrender notes for conversion at any time beginning on the first business day after any 30 consecutive trading day period during which ProLogis common shares are not listed on a U.S. national securities exchange.

Conversion on or after February 15, 2013

On or after February 15, 2013, a holder may surrender notes for conversion at any time prior to the close of business on the trading day immediately preceding the final maturity date of the notes.

Conversion Procedures

If you hold a beneficial interest in a global note, to exercise your conversion right you must comply with The Depository Trust Company’s (“DTC”) procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with these requirements is the “conversion date” under the indenture. If a holder has already delivered a repurchase notice as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Payment upon Conversion

In satisfaction of our obligation upon conversion of notes, we may elect to deliver cash, ProLogis common shares or a combination of cash and ProLogis common shares, if applicable.

We will inform the holders through the trustee of the method we choose to satisfy our obligation upon conversion no later than the second trading day immediately following our receipt of a notice of conversion, provided, however, that we may irrevocably elect, in our sole discretion and without the consent of the holders of the notes, on or prior to February 15, 2013, to settle all of our future conversion obligations entirely in ProLogis shares, and provided further, that we are required to settle all conversions with a conversion date occurring on or after February 15, 2013 in the same manner and will notify holders through the trustee of the manner of settlement on or before such date.

If we do not give notice, as described above, as to how we intend to settle, we will satisfy our conversion obligation in cash and ProLogis common shares or, at our option, cash in accordance with the net share settlement upon conversion method as described below under “— Net Share Settlement.” We will treat all holders of notes converting on the same trading day in the same manner. We will not, however, have any obligation to settle our conversion obligations arising on different trading days in the same manner, except for conversions with a conversion date occurring on or after February 15, 2013. That is, we may choose on one trading date to settle in ProLogis common shares only and choose on another trading day to settle in cash or a combination of cash and ProLogis common shares, provided that we will settle all conversions with a conversion date occurring on or after February 15, 2013 in the same manner.

Settlement in Shares.  If we elect to satisfy our conversion obligation entirely in ProLogis common shares, we will deliver to you a number of shares equal to (i) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (ii) the applicable conversion rate (which will include any increases to reflect any additional shares which you may be entitled to receive as described “— Adjustment to Shares Delivered upon Conversion upon Fundamental Change”). We will deliver such shares as soon as practicable after we have informed you that we have elected to satisfy our conversion obligations entirely in ProLogis common shares.

Net Share Settlement.  If we do not elect otherwise, we will settle each $1,000 principal amount of notes being converted by delivering, on the third trading day immediately following the last day of the related observation period (as defined below), cash and ProLogis common shares or, at our option, cash, equal to the sum of the daily settlement amounts (as defined below) for each of the 20 trading days during the related observation period.

The “observation period” with respect to any note means the 20 consecutive trading day period beginning on and including the second trading day after you deliver your conversion notice to the conversion agent.

The “daily settlement amount,” for each of the 20 trading days during the observation period, shall consist of:

•	cash equal to the lesser of $50 and the daily conversion value relating to such day, and

•	if such daily conversion value exceeds $50, a number of ProLogis common shares equal to (i) the difference between such daily conversion value and $50, divided by (ii) the daily VWAP of ProLogis common shares for such day, subject to our right to deliver cash in lieu of all or a portion of such ProLogis common shares as described below under “— Cash Settlement.”

The “daily conversion value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth (1/20) of the product of (1) the applicable conversion rate and (2) the daily VWAP of ProLogis common shares (or the consideration into which ProLogis common shares have been converted in connection with certain corporate transactions) on such day.

The “daily VWAP” of ProLogis common shares means, for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page PLD <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York

City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one ProLogis common share on such trading day as our board of trustees determines in good faith using a volume-weighted method).

We will deliver cash in lieu of any fractional ProLogis common share issuable in connection with payment of the amounts above (based on the last reported sale price per ProLogis common share on the last day of the applicable observation period).

Cash Settlement.  If we so elect, as described in the second paragraph of this “Payment Upon Conversion” section, we may specify a percentage of the amount by which the daily conversion value exceeds $50 that will be settled in cash, or the “cash percentage,” and we will notify you of such cash percentage in the applicable time period as described in the second paragraph of this “— Payment Upon Conversion” section, which notice we refer to as the “cash percentage notice” (such settlement method is being referred to herein as the “cash settlement method upon conversion.”) If we elect to specify a cash percentage, the amount of cash that we will deliver in respect of each trading day in the applicable observation period will equal to the product of (1) the cash percentage and (2) the amount by which the daily conversion value exceeds $50 for such trading day. The number of ProLogis common shares deliverable in respect of each trading day in the applicable observation period will equal (i) the product of (a) 100% minus the cash percentage and (b) the amount by which the daily conversion value exceeds $50 for such trading day, divided by (ii) the daily VWAP of ProLogis common shares for such trading day. If we do not specify a cash percentage, we must settle the entire amount by which the daily conversion value exceeds $50 with ProLogis common shares as described under “— Net Share Settlement” above; provided, however, that we will deliver cash in lieu of any fractional ProLogis common shares issuable in connection with payment of the settlement amount as described above.

Except as described in this paragraph, no holder of notes will be entitled, upon conversion of the notes, to any cash payment or adjustment on account of accrued and unpaid interest on a converted note, or on account of dividends or distributions on ProLogis common shares issued on connection with the conversion. If notes are converted after 5:00 p.m., New York City time on a record date and prior to 9:00 a.m. New York City time on the next interest payment date, including the date of maturity, holders of such notes at the close of business on the record date will receive interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. In such event, when the holder surrenders the note for conversion, the holder must deliver payment to us of an amount equal to the interest payable on the interest payment date on the principal amount to be converted; provided that no such payment need be made with respect to notes surrendered for conversion:

•	if we have called the notes for redemption and the redemption date falls within such period;

•	in connection with a fundamental change if we have specified a fundamental change repurchase date that falls within such period;

•	after 5:00 p.m., New York City time on the record date immediately preceding the maturity date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate, as a result of holding the notes, in any of the transactions described below without having to convert their notes.

Adjustment Events

(1) If ProLogis issues common shares as a dividend or distribution on ProLogis common shares, or if ProLogis effects a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’= CR0 ×	OS’

OS0

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR’ = the conversion rate in effect as of the “ex-date” for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0 = the number of ProLogis common shares outstanding immediately prior to such event; and

OS’ = the number of ProLogis common shares outstanding immediately after such event.

(2) If ProLogis issues to all or substantially all holders of ProLogis common shares any rights, warrants or convertible securities entitling them, for a period of not more than 60 calendar days, to subscribe for or purchase ProLogis common shares at a price per share less than the last reported sale price per ProLogis common share on the business day immediately preceding the date of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights, warrants or convertible securities are not exercised prior to their expiration):

CR’= CR0 ×	OS0 + X

OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such distribution;

CR’ = the conversion rate in effect as of the “ex-date” for such distribution;

OS0 = the number of ProLogis common shares outstanding immediately prior to such event;

X = the total number of ProLogis common shares issuable pursuant to such rights; and

Y = the number of ProLogis common shares equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the last reported sale prices per ProLogis common share over the ten consecutive trading day period ending on the business day immediately preceding the record date (or, if later, the “ex-date” relating such distribution) for the issuance of such rights, warrants or convertible securities.

(3) If ProLogis distributes shares of beneficial interest, evidences of indebtedness or other assets or property of ProLogis to all or substantially all holders of ProLogis common shares, excluding:

•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this paragraph (3) shall apply;

then the conversion rate will be adjusted based on the following formula:

CR’= CR0 ×	SP0

SP0 − FMV

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such distribution;

CR’ = the conversion rate in effect as of the “ex-date” for such distribution;

SP0 = the average of the last reported sale prices of ProLogis common shares over the ten consecutive trading day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the “ex-date” relating to such distribution); and

FMV = the fair market value (as determined by the board of trustees of ProLogis) of the shares of beneficial interest, evidences of indebtedness, assets or property distributed with respect to each outstanding ProLogis common shares on the record date for such distribution (or, if earlier, the “ex-date” relating to such distribution).

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on ProLogis common shares in shares of beneficial interest of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spinoff,” unless we distribute such shares of beneficial interest or equity interests to holders of the notes on the same basis as they would have received had they converted their notes solely into ProLogis common shares immediately prior to such dividend or distribution, the conversion rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

CR’ = CR0 ×	FMV0 + MP0

MP0

where,

CR0 = the conversion rate in effect immediately prior to the effective date of such distribution;

CR’ = the conversion rate in effect as of the effective date of such distribution;

FMV0 = the average of the last reported sale prices of the shares of beneficial interest or similar equity interest distributed to holders of ProLogis common shares applicable to one ProLogis common share over the first ten consecutive trading day period after the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of ProLogis common shares over the first ten consecutive trading day period after the effective date of the spin-off.

The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off; provided that in respect of any conversion within the ten trading days following any spin-off, references within this paragraph (3) to ten days shall be deemed replaced with such lesser number of trading days as have elapsed between such spin-off and the conversion date in determining the applicable conversion rate.

(4) If ProLogis pays any cash dividend or distribution to all or substantially all holders of ProLogis common shares, to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (as defined below) for such quarter, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	SP0 − T

SP0 − C

where,

CR0 = the conversion rate in effect immediately prior to the “ex-date” for such distribution;

CR’ = the conversion rate in effect as of the “ex-date” for such distribution;

SP0 = the average of the last reported sale prices of ProLogis common shares over the ten consecutive trading-day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the “ex-date” relating to such distribution);

T = the dividend threshold amount, which shall initially be $0.5175 per quarter and which amount shall be appropriately adjusted from time to time for any share dividends on, or subdivisions or combinations of, ProLogis common shares; provided, that if a conversion rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the dividend threshold amount shall be deemed to be zero; and

C = the amount in cash per share that ProLogis distributes to holders of ProLogis common shares.

(5) If ProLogis or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for ProLogis common shares, if the cash and value of any other consideration included in the payment per ProLogis common share exceeds the last reported sale price per ProLogis common share on the trading day next succeeding the last date on which tenders or conversions may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CR0 ×	AC + (SP’ × OS’	)

SP’ × OS0

where,

CR0 = the conversion rate in effect on the date such tender or exchange offer expires;

CR’ = the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the board of trustees of ProLogis) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of ProLogis common shares outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of ProLogis common shares outstanding immediately after the date such tender or exchange offer expires; and

SP’ = the average of the last reported sale prices per ProLogis common share over the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

If, however, the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

As used in this section, “ex-date” means the first date on which the ProLogis common shares trade on the applicable conversion or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

Except as stated herein, we will not adjust the conversion rate for the issuance of ProLogis common shares or any securities convertible into or convertible for ProLogis common shares or the right to purchase ProLogis common shares or such convertible or convertible securities.

Notwithstanding the foregoing, in no event will the conversion rate exceed          shares per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth in sections (1) through (3) above.

Events That Will Not Result in Adjustments

The applicable conversion rate will not be adjusted:

•	upon the issuance of any ProLogis common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on ProLogis securities and the investment of additional optional amounts in ProLogis common shares under any plan;

•	upon the issuance of any ProLogis common shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any ProLogis common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the second bullet above and outstanding as of the date the notes were first issued;

•	upon the issuance of any ProLogis common shares pursuant to any option, warrant or exercisable, exchangeable or convertible security not described in the second bullet above issued after the date the notes were first issued so long as those securities are not issued to all or substantially all holders of ProLogis common shares;

•	for a change in the par value of ProLogis common shares;

•	for accrued and unpaid interest; or

•	for the avoidance of doubt, for (i) the issuance of units that may be exchangeable for ProLogis common shares by any of our subsidiaries (other than to all or substantially all holders of ProLogis common shares) or (ii) the payment of cash or the issuance of ProLogis common shares by ProLogis upon exchange, redemption or repurchase of notes.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a fundamental change, upon any call of the notes for redemption or upon maturity. Except as described in this section, we will not adjust the conversion rate.

Treatment of Reference Property

In the event of:

•	any reclassification of ProLogis common shares; or

•	a consolidation, merger or combination involving ProLogis; or

•	a sale or conveyance to another person of all or substantially all of the property and assets of ProLogis, in which holders of the outstanding ProLogis common shares would be entitled to receive cash, securities or other property for their ProLogis common shares;

you will be entitled thereafter to convert your notes, subject to our successor’s right to deliver cash, ProLogis common shares or common stock of our successor or a combination of cash and ProLogis common shares, as described under “— Payment Upon Conversion,” into:

•	cash up to the aggregate principal amount thereof; and

•	in lieu of the ProLogis common shares otherwise deliverable, the same type (in the same proportions) of consideration received by holders of ProLogis common shares in the relevant event (“reference property”).

The amount of cash and any reference property you receive will be based on the daily conversion values of reference property and the applicable conversion rate, as described above.

For purposes of the foregoing, the type and amount of consideration that a holder of ProLogis common shares would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause ProLogis common shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of ProLogis common shares that affirmatively make such an election.

Treatment of Rights.  To the extent that we have a rights plan in effect upon conversion of the notes into ProLogis common shares, you will receive, in addition to ProLogis common shares, the rights under the rights plan, unless prior to any conversion, the rights have separated from the ProLogis common shares, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of ProLogis common shares, our shares of beneficial interest, evidences of indebtedness or assets as described in clause (3) under “— Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Voluntary Increases of Conversion Rate.  We are permitted to the extent permitted by law and subject to the applicable rules of the NYSE to increase the conversion rate of the notes by any amount for a period of at least 20 days if our board of trustees determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of ProLogis common shares or rights to purchase ProLogis common shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Tax Effect.  A holder may, in certain circumstances, including the distribution of cash dividends to holders of ProLogis common shares, be deemed to have received a dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Adjustment to Shares Delivered upon Conversion upon Fundamental Change

If a fundamental change (as defined below) occurs prior to May 20, 2013, and if you elect to convert your notes at any time on or after the 30th scheduled trading day prior to the anticipated effective date of such fundamental change until the related fundamental change repurchase date, the conversion rate will be increased by an additional number of ProLogis common shares (the “additional shares”) as described below (subject to our right to satisfy all or any part of our conversion obligations in cash as described under “— Payment Upon Conversion”). We will notify holders of the occurrence of any such fundamental change and issue a press release no later than 30 scheduled trading days prior to the anticipated effective date of such transaction. We will settle conversions of notes as described below under “— Settlement of Conversions in a Fundamental Change.”

A “fundamental change” means a change of control or a termination of trading. A “change of control” shall be deemed to occur upon the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of ProLogis common shares are exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock (or American Depositary Shares representing common shares) that is:

•	listed on, or immediately after consummation of such transaction or event will be listed on, a United States national securities exchange; or

•	approved, or immediately after the transaction or event will be approved, for listing or quotation any United States system of automated dissemination of quotations of securities prices.

A “termination of trading” shall be deemed to occur if shares of our common stock, or any shares of common stock (or American Depositary Receipts in respect of common shares) into which the notes are convertible pursuant to the terms of the Indenture, are not listed for trading on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the price (the “share price”) paid per ProLogis common share in the fundamental change. If holders of ProLogis common shares receive only cash in the fundamental change, the share price will be the cash amount paid per share. Otherwise, the share price will be the average of the last reported sale prices per ProLogis common share over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.

The share prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the share price and the number of additional shares by which the conversion rate per $1,000 principal amount of notes will be increased:

Share Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$

May , 2008
May 20, 2009
May 20, 2010
May 20, 2011
May 20, 2012
May 20, 2013

The exact share prices and effective dates may not be set forth in the table above, in which case:

•	If the share price is between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year.

•	If the share price is greater than $ per share (subject to adjustment), the conversion rate will not be adjusted.

•	If the share price is less than $ per share (subject to adjustment), the conversion rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of ProLogis common shares issuable upon conversion exceed           per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under sections (1) through (3) of “ — Conversion Rate Adjustments.”

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Settlement of Conversions in a Fundamental Change

As described above under “Conversion Rate Adjustments — Treatment of Reference Property,” upon effectiveness of any fundamental change, the notes will be convertible into cash or cash and reference property, as applicable. If, as described above, we are required to increase the conversion rate by the additional shares as a result of the fundamental change, notes surrendered for conversion will be settled as follows:

•	If the last day of the applicable observation period related to notes surrendered for conversion is prior to the third trading day preceding the effective date of the fundamental change, we will settle such conversion as described under “— Payment upon Conversion” above by delivering the amount of ProLogis common shares or cash and ProLogis common shares, if any (based on the conversion rate without regard to the number of additional shares to be added to the conversion rate as described above), on the third trading day immediately following the last day of the applicable observation period. In addition, as soon as practicable following the effective date of the fundamental change, we will deliver the increase in such amount of cash and reference property deliverable in lieu of ProLogis common shares, if any, as if the conversion rate had been increased by such number of additional shares during the related observation period (and based upon the related daily VWAP prices during such observation period). If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased settlement amount results in an increase to the number of ProLogis common shares, we will deliver such increase by delivering reference property based on such increased number of shares.

•	If the last day of the applicable observation period related to notes surrendered for conversion is on or following the third scheduled trading day preceding the effective date of the fundamental change, we will settle such conversion as described under “— Payment upon Conversion” above (based on the conversion rate as increased by the additional shares described above) on the later to occur of (1) the effective date of the transaction and (2) the third trading day immediately following the last day of the applicable observation period.

Ownership Limit

In order to assist ProLogis in maintaining its qualification as a REIT for U.S. federal income tax purposes, no person may own more than 9.8% of the ProLogis common shares, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to conversion of such notes for ProLogis common shares to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of ProLogis. See “Description of Common Shares — Restrictions on Size of Holdings” in the accompanying prospectus.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request.

Optional Redemption by Us

Prior to May 20, 2013, we may not redeem the notes except to preserve ProLogis’ status as a REIT as described below. On or after May 20, 2013, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, on at least 30 days’ and no more than 60 days’ notice, provided that, subject to our right described under the third paragraph below, we have made at least 10 semi-annual interest payments (including the interest payments on November 15, 2008 and May 15, 2013). We may not provide notice of a redemption of notes at our option that specifies that we will settle conversions of notes prior to such redemption in cash and ProLogis common shares unless, at the time of such notice, we have available to us sufficient registered ProLogis common shares to satisfy our obligations in respect of any such notes that are converted into cash and ProLogis common shares.

You may convert notes or portions of notes called for redemption even if the notes are not otherwise convertible at that time, until the close of business on the day that is two business days prior to the redemption date.

If we decide to redeem fewer than all of the notes, the trustee will select the notes to be redeemed by lot, or in its discretion, on a pro rata basis. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be part of the portion selected for redemption.

If at any time we determine it is necessary to redeem the notes in order to preserve ProLogis’ status as a REIT, we may, on at least 30 days’ and no more than 60 days’ notice, redeem all of the notes then outstanding for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date.

We or a third party may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any notes so purchased may, to the extent permitted by applicable law and subject to restrictions contained in the purchase agreement with the underwriters, be reissued or resold or may, at our or such third party’s option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

We may deduct and withhold, from the amount payable upon redemption, any amounts required to be deducted and withheld under applicable law.

No sinking fund is provided for the notes.

Repurchase of Notes at Your Option on Specified Dates

On May 15 of 2013, 2018, 2023, 2028, and 2033, you may require us to repurchase any outstanding notes for which you have properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions. You may submit your notes for repurchase to the paying agent at any time from the opening of business on the date that is 25 business days prior to the repurchase date until the close of business on the fifth business day prior to the repurchase date.

We will repurchase each outstanding note for which you have properly delivered and not withdrawn a written repurchase notice at a repurchase price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest up to, but excluding, the repurchase date.

We will pay the repurchase price in cash. For a discussion of the tax treatment of a holder receiving cash, see “Certain U.S. Federal Income Tax Considerations — Taxation of Noteholders — United States Holders of the Notes — Conversion of the Notes.”

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a fundamental change (as defined above in this section) occurs at any time, you will have the right, at your option, to require us to repurchase all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “fundamental change repurchase date”) of our choosing that is not less than 20 nor more than 35 business days after the date of our notice of the fundamental change. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. Any notes purchased by us will be paid for in cash.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes, the trustee and the paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	the applicable conversion rate and any adjustments to the applicable conversion rate;

•	that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in New York City or publish the information on our website or through such other public medium as we may use at that time.

To exercise the repurchase right, you must deliver, on or before the fundamental change repurchase date, the notes to be purchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

We will be required to repurchase the notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the second business day following the fundamental change repurchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See “Risk Factors” in this prospectus supplement under the caption “We may be unable to repurchase notes on the specified dates or upon the occurrence of a fundamental change.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have incurred, and may in the future incur, other indebtedness with change in control provisions permitting the holders thereof to accelerate or to require us to repurchase such indebtedness upon the occurrence of specified change in control events or on some specific dates.

Certain of our debt agreements may limit our ability to repurchase notes.

No notes may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price.

No Personal Liability

No past, present or future trustee, officer, employee or shareholder of ours or any successor to us will have any liability for any of our obligations under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as shareholders of ProLogis (including, without limitation, voting rights and rights to receive any dividends or other distributions on ProLogis common shares).

Merger, Consolidation or Sale

We may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of our assets to another entity, provided that the following three conditions are met:

(1) After the transaction, we are, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than us, that entity must also assume our payment obligations under the Indenture, as well as, the due and punctual performance and observance of all of the covenants contained in the Indenture;

(2) After giving effect to the transaction and treating any indebtedness which became an obligation of ours or any of our subsidiaries as a result of the transaction as having been incurred by us or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Indenture. Additionally, the transaction may not cause an event which, after notice or a lapse of time, or both, would become an event of default; and

(3) The continuing entity delivers an officer’s certificate and legal opinion covering (1) and (2) above.

Events of Default, Notice and Waiver

Each of the following is an event of default with respect to the notes:

(1) default in the payment of any installment of interest or additional amounts payable on the notes which continues for 30 days;

(2) default in the payment of the principal or premium, if any, on the notes at its maturity or redemption date;

(3) failure by us to comply with our obligation to convert the notes into cash, ProLogis common shares or combination thereof, as applicable, upon exercise of a holder’s conversion right, and such failure continues for a period of 10 days;

(4) failure by us to issue a fundamental change notice when due, and such failure continues for a period of two days;

(5) default in the performance of any other of our covenants contained in the Indenture relating to the notes, which continues for 60 days after written notice as provided in the Indenture;

(6) default in the payment of an aggregate principal amount exceeding $10,000,000 ($50,000,000 with respect to debt securities issued after the date of the Second Supplemental Indenture, after such time as any debt securities issued under the Indenture prior to the date of the Second Supplemental Indenture are no longer outstanding) under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of our subsidiaries, which we have guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture;

(7) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any of our subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $10,000,000 ($50,000,000 with respect to debt securities issued after the date of the Second Supplemental Indenture after such time as any debt securities issued under the Indenture prior to the date of the Second Supplemental Indenture are no longer outstanding) and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $10,000,000 ($50,000,000 with respect to debt securities issued after the date of the Second Supplemental Indenture after such time as any debt securities issued under the Indenture prior to the date of the Second Supplemental Indenture are no longer outstanding) for a period of 30 consecutive days; and

(8) events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or any significant subsidiary or for all or substantially all of our or our significant subsidiary’s property.

The term significant subsidiary means each of our significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.

If an event of default under the Indenture with respect to the notes occurs and is continuing, then in every such case, unless the principal of the notes shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of the notes may declare the principal on the notes to be due and payable immediately by written notice to us that payment of the notes is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the notes may rescind and annul such declaration and its consequences if we shall have deposited with the trustee all required payments of the principal of, and premium and interest on, the notes, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, and the interest, with respect to the notes have been cured or waived as provided in the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the notes may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or interest payable on the notes or in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected the proposed modification or amendment.

The trustee is required to give notice to the holders of the notes within 90 days of a default under the Indenture; provided, however, that the trustee may withhold notice to the holders of the notes of any default except a default in the payment of the principal of, or interest payable on the notes if the responsible officers of the trustee consider such withholding to be in the interest of such holders.

The Indenture provides that no holders of the notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy which the Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of, or interest on, the notes at the due date of the notes.

Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of notes then outstanding under the Indenture, unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the notes not joining in the proceeding.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status of the default.

Modification of the Indenture

Modifications and amendments of the Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture, including the notes, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

(1) change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

(3) change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

(5) reduce the above-stated percentage of outstanding debt securities of any series, including the notes, necessary to modify or amend the Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Indenture or to reduce the quorum or voting requirements set forth in the Indenture; or

(6) modify any of the provisions relating to modification of the Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security.

In addition, with respect to the notes, without the consent of each holder of an outstanding note affected, no amendment may make any change that adversely affects the conversion rights of any notes, or reduce the fundamental change repurchase price, redemption price or repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments or the provisions relating to redemption or repurchase of the notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

The holders of not less than a majority in principal amount of outstanding notes have the right to waive our compliance with covenants in the Indenture applicable to the notes other than those covenants which require the consent of each affected note holder with respect to modifications or amendments to such covenant.

Modifications and amendments of the Indenture may be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to us as obligor under the Indenture;

(2) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior to such change which are entitled to the benefit of that provision;

(6) to secure the debt securities;

(7) to establish the form or terms of debt securities of any series and any related coupons;

(8) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Indenture by more than one trustee;

(9) to cure any ambiguity, defect or inconsistency in the Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities of any series in any material respect;

(10) to close the Indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act of 1939; or

(11) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of debt securities:

(1) the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt security;

(2) the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt security, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt security of the amount determined as provided in (1) above;

(3) the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Indenture; and

(4) debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of the other obligor will be disregarded.

The Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Indenture.

Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected the action, or of the holders of that series and one or more additional series:

(1) there shall be no minimum quorum requirement for the meeting; and

(2) the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any the agent will be sufficient for any purpose of the Indenture and, subject to the Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and us, if made in the manner specified above.

Registration and Transfer

Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series, including the notes, will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer of the security at the corporate trust office of the trustee. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If we have designated such a transfer agent or transfer agents, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series.

Neither we nor the trustee will be required to

(1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Discharge

We may satisfy and discharge our obligations under the Indenture by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, or any repurchase date, or upon exchange or otherwise, cash or ProLogis common shares sufficient to pay all of the outstanding notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture. See “Description of Debt Securities — Discharge, defeasance and covenant defeasance” in the accompanying prospectus.

Covenants

The items under the heading “Description of Debt Securities — Covenants” in the accompanying prospectus will not apply to the notes. Instead, only the following covenants will apply to the notes:

Existence

Except as permitted under “— Merger, consolidation or sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our and our subsidiaries’ existence, rights, both charter and statutory, and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Payment of taxes and other claims

We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or any subsidiary; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) if we were so subject. We will file the documents with the SEC on or prior to the respective filing dates by which we would have been required so to file the documents if we were so subject. We will also in any event within 15 days of each required filing date transmit to all holders of debt securities issued under the indenture, including the notes as their names and addresses appear in the security register, without cost to such holders, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to

Section 13 or 15(d). Additionally, we will provide the trustee with copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections. If filing the documents by us with the SEC is not permitted under the Exchange Act, we will promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

Trustee

U.S. Bank National Association will be the trustee, registrar, conversion agent, bid solicitation agent and paying agent. Under the Indenture, the trustee may resign or be removed with respect to the notes, and a successor trustee may be appointed to act with respect to the notes. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it. If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Book-Entry System

The Depository Trust Company, New York, New York (“DTC”), will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s nominee. One or more fully-registered global notes in book-entry form will be issued with respect to the notes.

Except as described below, each global note may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global notes will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC. Beneficial interests will be in minimum denominations of $1,000 and integral multiples of $1,000.

So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the indenture. Owners of beneficial interests in a global note will not be entitled to have debt securities represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the Indenture or such global note. We understand that under existing industry practice, in the event that we request any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.

Exchanges Among the Global Notes

Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global note will, upon transfer, cease to be an interest in such global note and become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global note for as long as it remains such an interest.

Definitive Notes

A global note is exchangeable for definitive securities in registered certificated form (“certificated notes”) if

(1) DTC (a) notifies the issuer that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depositary;

(2) we issuer, at our option, notifies the trustee in writing that we elects to cause the issuance of the certificated notes; or

(3) there shall have occurred and be continuing a default or event of default with respect to the debt securities.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the DTC and are subject to change by them from time to time. Neither we nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is:

(1) a limited-purpose trust company organized under the New York State Banking Law;

(2) a “banking organization” within the meaning of the New York State Banking Law;

(3) a member of the Federal Reserve System;

(4) a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

(5) a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers (including one or more of the underwriters), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

We expect that pursuant to procedures established by DTC (1) upon deposit of each global note, DTC will credit the accounts of participants designated by the underwriters with an interest in the global note and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Payments with respect to the principal of, and premium, if any, and interest on, any debt securities represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such debt securities under the Indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the debt securities, including the global notes, are registered as the owners hereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note (including principal, premium, if any, and interest). We understand that it is DTC’s current practice, upon DTC’s receipt of any payment of principal of, or any interest or premium on, global securities such as the global notes, to credit the accounts of the applicable direct participants on the applicable payment date with payment in amounts proportionate to their respective beneficial interests in the principal amount of a global note as shown on the records of DTC. Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in global notes among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made by us in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to us.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a discussion of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations under the Code (the “Treasury Regulations”), and administrative and judicial interpretations of the Code, as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis. This summary is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the notes and the ownership and disposition of the ProLogis common shares for which the notes may be converted by a prospective investor in light of his, her or its personal circumstances.

This discussion generally is limited to the U.S. federal income tax consequences to investors who are beneficial owners of the notes and who hold the notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax exempt entities, financial institutions, insurance companies, cooperatives, persons who hold the notes as part of a “straddle,” a “conversion transaction” or other integrated transaction, persons that have a “functional currency” other than the U.S. dollar, persons that are liable for alternative minimum tax, certain expatriates or former long-term residents of the United States, and investors in pass-through entities (such as partnerships) that hold the notes. In addition, except as specifically discussed below, this discussion is generally limited to the tax consequences to initial holders that purchase the notes at the “issue price,” within the meaning of Section 1273 of the Code, and does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any possible applicability of U.S. laws other than income tax laws.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you are particularly urged to consult your tax advisors.

We have not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax consequences discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take, or that a court will not sustain, a position concerning the tax consequences of the purchase, ownership or disposition of the notes, the qualification and taxation of ProLogis as a REIT or the ownership or disposition of the ProLogis common shares for which the notes may be converted that is different from that discussed below and in the accompanying prospectus.

Persons considering the purchase of notes or the conversion of notes for the ProLogis common shares should consult their own tax advisors concerning the application of U.S. federal income and other tax laws, as well as the law of any state, local or foreign taxing jurisdiction, to their particular situations.

Taxation of Noteholders

As used in this discussion, the term “United States Holder” means any beneficial owner of notes or ProLogis common shares for which the notes may be converted who is:

•	a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

A “Non-United States Holder” is any beneficial owner of notes or ProLogis common shares for which the notes may be converted that is an individual, corporation, estate or trust and is not a United States Holder and who is not, by reason of being either a United States expatriate or a former long-term resident, taxable under Section 877 of the Code.

United States Holders of the Notes

Interest.  Stated interest received on the notes by a United States Holder generally will be included in income and will be taxable as ordinary income: (1) when it accrues, if the holder uses the accrual method of accounting for U.S. federal income tax purposes; or (2) when the holder receives or is treated as receiving it, if the holder uses the cash method of accounting for U.S. federal income tax purposes.

Original Issue Discount.  In general, if the terms of a debt instrument entitle a United States Holder to receive payments, other than fixed periodic interest, that exceed the issue price of an instrument by an amount equal to or greater than a statutory de minimis amount (1/4 of 1% of the stated redemption price at maturity times the number of complete years from issuance to maturity), such holder will be required to recognize as interest such original issue discount (“OID”) in advance of receipt as it accrues on a constant yield method.

Because (1) holders of the notes have the right to require ProLogis to repurchase their notes on May 15, 2013 for cash equal to 100 percent of the principal amount of the notes to be repurchased plus any accrued but unpaid interest and (2) the exercise of this put option on May 15, 2013 would maximize the yield to the holder, this put option will be deemed exercised for purposes of determining the maturity date of the notes and whether the statutory de minimis amount is equaled or exceeded. As a result, the statutory de minimis amount with respect to the notes is 1.25%.

If the notes are issued at a discount greater than 1.25%, the notes will be subject to the OID rules. A United States Holder calculates the amount of OID that it must include in income by adding the daily portions of OID with respect to the notes for each day during the taxable year or portion of the taxable year that such holder holds the notes. The United States Holder determines the daily portion of OID by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. A United States Holder determines the amount of OID allocable to an accrual period by multiplying the note’s adjusted issue price at the beginning of the accrual period by the note’s yield to maturity. A United States Holder must determine the note’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, a United States Holder determines the Note’s adjusted issue price at the beginning of any accrual period by (1) adding the note’s issue price and any accrued OID for each prior accrual period and (2) subtracting any payments previously made on the note.

Notwithstanding that the put option will be deemed exercised for purposes of determining the maturity date of the notes, as discussed above, if in fact this put option is not exercised by holders of the notes on May 15, 2013, then, solely for purposes of determining the OID accrual on the notes, the yield and maturity of the notes are redetermined by treating the notes as retired and then reissued on such date for an amount equal to the adjusted issued price of the notes on that date.

Sale or Other Disposition of the Notes.  A United States Holder will recognize taxable gain or loss on the sale, redemption, repurchase, retirement or other taxable disposition of a note. The amount of a United States Holder’s gain or loss will equal the difference between the amount of cash and the fair market value of any property received for the note, minus the amount attributable to accrued interest on the note (which will be taxable as interest income if not previously included in gross income), and the United States Holder’s adjusted tax basis in the note. A United States Holder’s initial tax basis in a note equals the price paid for the note and will be increased by any OID previously included in income with respect to the note and decreased by the amount of payments (other than stated interest payments) received with respect to the note. Special rules may apply to notes redeemed in part.

Any gain or loss on a taxable disposition of a note as described in the foregoing paragraph will generally constitute capital gain or loss and will be long-term capital gain or loss if such note was held by the United States Holder for more than one year at the time of the disposition. Under current law, net long-term capital gains of non-corporate holders, including individuals, generally are taxed at a maximum rate of 15% through 2010, and 20% thereafter. Capital gain of a non-corporate holder, including an individual, that is not long-term capital gain will be taxed at ordinary income tax rates. The deduction of capital losses is subject to certain limitations.

Conversion of the Notes.

Conversion Entirely for Cash.  In the event that ProLogis satisfies the conversion obligation entirely in cash, a United States Holder will recognize gain or loss equal to the difference between the proceeds received by such holder (excluding amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income if not previously included in such holder’s income) and the United States Holder’s adjusted tax basis in the note. See “— Sale or Other Disposition of the Notes” above.

Conversion Entirely for ProLogis Common Shares.  If ProLogis satisfies the conversion obligation entirely in ProLogis common shares, a United States Holder will not recognize taxable gain or loss on the conversion (excluding shares allocable to interest, which will be taxable as ordinary income if not previously included in such holder’s income, and cash received in lieu of a fractional ProLogis common share). The United States Holder’s tax basis in the ProLogis common shares will equal the United States Holder’s adjusted tax basis in the notes (reduced by any tax basis allocable to a fractional ProLogis common share). The United States Holder’s holding period for the ProLogis common shares received will include the holding period for the notes (except for any ProLogis common shares received allocable to accrued but unpaid interest, which will have a holding period beginning on the day after receipt). Cash received in lieu of a fractional ProLogis common share upon conversion of the notes will generally be treated as a payment in exchange for such fractional share. Accordingly, the receipt of cash in lieu of a fractional ProLogis common share generally will result in capital gain or loss measured by the difference between the cash received for the fractional share and the United States Holder’s adjusted tax basis allocable to such fractional share.

Conversion for a Combination of Cash and ProLogis Common Shares.  If ProLogis satisfies the conversion obligation for a combination of cash and ProLogis common shares, the U.S. federal income tax treatment will depend upon whether the conversion is characterized as a recapitalization or as in part a conversion and in part a redemption of the notes. If the conversion of the notes constitutes a recapitalization, a United States Holder will recognize as taxable income any gain realized in the conversion to the extent of the cash received (excluding amounts or shares allocable to interest, which will be taxable as ordinary income if not previously included in such holder’s income, and cash received in lieu of a fractional ProLogis common share), but no loss will be recognized on such conversion. The United States Holder’s tax basis in the ProLogis common shares permitted to be received tax-free will equal the United States Holder’s tax basis in the notes (reduced by any tax basis allocable to a fractional ProLogis common share), less the amount of cash received (excluding amounts allocable to accrued but unpaid interest and cash received in lieu of a fractional ProLogis common share), plus the amount of taxable gain recognized on the conversion. The United States Holder’s holding period for the ProLogis common shares will be as described above in “— Conversion Entirely for ProLogis Common Shares.” Cash received in lieu of a fractional ProLogis common share will be treated as described above in “— Conversion Entirely for ProLogis Common Shares.”

If the conversion of the notes is instead treated as in part a conversion into ProLogis common shares and in part a payment in redemption of the notes, a United States Holder would not recognize any taxable gain or loss with respect to the portion of the notes considered to be converted into ProLogis common shares, as described above in “— Conversion Entirely for ProLogis Common Shares.” The U.S. federal income tax treatment to United States Holders with respect to cash received in lieu of a fractional ProLogis common share, the United States Holder’s tax basis in the ProLogis common shares received, and the United States Holder’s holding period for the ProLogis common shares received will be as described above in “— Conversion Entirely for ProLogis Common Shares.” The cash received with respect to the portion of the notes considered to be redeemed would likely be treated as received in redemption of such portion. In that event, a United States Holder would generally recognize gain or loss as described above in “— Conversion Entirely for Cash.”

Constructive Dividends.  The conversion rate of the notes will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of ProLogis common shares) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you may be deemed to have received a distribution even though you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. The U.S. federal income tax treatment of the constructive dividend is described in “Federal Income Tax Considerations — Taxation of ProLogis shareholders” in the accompanying prospectus. It is possible that any such deemed distribution under Code Section 305(c) may be treated as a non-pro-rata distribution (i.e., a preferential dividend) for purposes of the REIT distribution requirements, which could affect the amount of distributions that are treated as made by ProLogis for purposes of the REIT distribution requirements. See “Federal Income Tax Considerations — Taxation of ProLogis — Annual distribution requirements” contained in the accompanying prospectus.

Information Reporting and Backup Withholding.  A United States Holder will generally be subject to information reporting and may also be subject to backup withholding tax, currently at a rate of 28%, when such holder receives payments of stated interest and accruals of OID, if any, on the note. Certain United States Holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. In addition, the backup withholding tax will not apply to a United States Holder if such holder provides his taxpayer identification number (“TIN”) in the prescribed manner unless:

•	the IRS notifies us or our agent that the TIN the United States Holder provides is incorrect;

•	the United States Holder fails to report interest and dividend payments that the holder receives on his tax return and the IRS notifies us or our agent that withholding is required; or

•	the United States Holder fails to certify under penalties of perjury that (1) the holder provided to us his correct TIN, (2) the holder is not subject to backup withholding and (3) the holder is a U.S. person (including a U.S. resident alien).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a United States Holder may be refunded or credited against the United States Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

Non-United States Holders of the Notes

This section applies to Non-United States Holders of the notes. For purposes of the discussion below, interest and gain on the sale, exchange, redemption or repayment of the notes will be considered to be “U.S. trade or business income” if such income or gain is (1) effectively connected with the Non-United States Holder’s conduct of a U.S. trade or business or (2) in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.

Interest.  Subject to the discussion below regarding backup withholding, interest paid on the notes (including OID, if any) to a Non-United States Holder generally will not be subject to U.S. federal income or withholding tax if such interest is not U.S. trade or business income and is “portfolio interest.” Generally, interest on the notes will qualify as portfolio interest if the Non-United States Holder (1) does not actually or constructively own 10% or more of the common shares of ProLogis, (2) is not a controlled foreign corporation with respect to which ProLogis is a “related person” within the meaning of the Code, (3) is not a bank that is receiving the interest on a loan made in the ordinary course of its trade or business and (4) certifies, under penalties of perjury on a Form W-8BEN (or such successor form as the IRS designates), prior to the payment that such holder is not a United States person and provides such holder’s name and address, or a financial institution holding the note on behalf of the holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy thereof.

The gross amount of payments of interest that do not qualify as portfolio interest and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular, graduated U.S. federal income tax rates rather than the 30% gross rate. In the case of a Non-United States Holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax equal to 30% (or a lower rate under an applicable income tax treaty) of such amount, subject to certain adjustments. To claim the benefits of a treaty exemption from or reduction in withholding, a Non-United States Holder must provide a properly executed Form W-8BEN (or such successor form as the IRS designates), and to claim an exemption from withholding because income is U.S. trade or business income, a Non-United States Holder must provide a properly executed Form W-8ECI (or such successor form as the IRS designates), as applicable prior to the payment of interest. In general, these forms must be periodically updated. A Non-United States Holder that is claiming the benefits of a treaty may be required in certain instances to obtain and to provide a U.S. TIN on a Form W-8BEN. As an alternative to providing a Form W-8BEN, in certain circumstances, a Non-United States Holder may provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, under applicable Treasury Regulations, special procedures are provided for payments through qualified intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

Sale, Conversion or Other Disposition of the Notes.  Subject to the discussion below concerning backup withholding, a Non-United States Holder will generally not be subject to U.S. federal income tax on any gain recognized on a sale, conversion, redemption or repayment of a note (other than any amount representing accrued but unpaid interest, which will be treated as such) unless (1) the gain is U.S. trade or business income (in which case the branch profits tax may also apply to a corporate Non-United States Holder), (2) the Non-United States Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met or (3) the notes constitute “U.S. real property interests” within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Special rules may apply to notes redeemed in part.

We currently anticipate that we constitute a “domestically controlled REIT” (defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons), in which case gain recognized by a Non-United States Holder will not be taxable under FIRPTA. However, because ProLogis common shares are publicly traded, there can be no assurance that we have or will retain that status. Even if we do not qualify as a domestically-controlled REIT at the time a Non-United States Holder disposes of the notes, gain arising from such disposition still generally would not be subject to FIRPTA tax if any class of our interests is considered regularly traded under applicable Treasury regulations on an established securities market, such as the New York Stock Exchange, and either (1) if the notes are not regularly traded, on the date the notes were acquired by the Non-United States Holder, the Non-United States Holder did not own, actually or constructively, notes with a fair market value greater than the fair market value on that date of 5% of outstanding ProLogis common shares (or, possibly, of the regularly traded class of ProLogis common shares with the lowest fair market value) or (2) if the notes are regularly traded, the Non-United States Holder did not own, actually or constructively, more than 5% of the total fair market value of the notes throughout the shorter of the period during which the Non-United States Holder held the notes being sold or the five-year period ending on the date of the sale or exchange. If the gain on the sale of the notes were to be subject to taxation under FIRPTA, a Non-United States Holder would be subject to the same treatment as United States Holders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and except in the case of certain conversions of notes described above in “ — United States Holders of the Notes — Conversion of Notes”). Further, with respect to Non-United States Holders, withholding tax at a rate of 10% of the gross amount payable would apply, although any withholding tax withheld pursuant to these rules would be creditable against such Non-United States Holder’s U.S. federal income tax liability.

Again, we currently anticipate that we are a domestically controlled REIT. Accordingly, we do not intend to withhold FIRPTA taxes from amounts payable upon a redemption, repurchase or conversion of the notes. However, because ProLogis common shares are currently publicly traded, there can be no assurance that we in fact are qualified or will continue to qualify as a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, and as indicated immediately above, exemptions from FIRPTA may nonetheless apply depending on the level of ownership by a Non-United States Holder of notes and ProLogis common shares. If a sale, exchange, redemption, repurchase, conversion or other disposition of a note for shares of ProLogis common shares are exempt from U.S. federal income tax under FIRPTA, any amounts nonetheless withheld from payments with respect to such sale, exchange, repurchase, conversion or other disposition to a Non-United States Holder’s federal income tax liability may be refunded or credited against such Non-United States Holder’s federal income tax liability, if any, if such Non-United States Holder timely files the required forms with the IRS.

Non-United States Holders are urged to consult their own tax advisors as to whether they will be subject to tax under FIRPTA upon a disposition of their notes.

You are urged to consult your tax advisor as to whether the sale, redemption, repurchase or conversion of a note for common shares is exempt from U.S. federal income tax under FIRPTA.

Adjustments to Conversion Rate.  The conversion rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to Non-United States Holders of the notes. See “— United States Holders of the Notes — Conversion of the Notes — Constructive Dividends” above. In such circumstances, we intend to take the position that Non-United States Holders will be deemed to have received constructive distributions from us even though Non-United States Holders have not received any cash or property as a result of such adjustments. The deemed distribution would be subject to the rules described under “Federal Income Tax Considerations — Taxation of ProLogis Shareholders — Taxation of foreign shareholders” in the accompanying prospectus.

In the case of a deemed distribution, because such deemed distribution will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from cash or shares of ProLogis common shares otherwise deliverable to a Non-United States Holder upon a conversion of notes or a redemption or repurchase of a note. Until such time as judicial, legislative, or regulatory guidance becomes available that would, in our reasonable determination, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, we in general intend to withhold on such distributions at a 30% rate (or lower applicable treaty rate), to the extent such dividends are made out of our current or accumulated earnings and profits. A Non-United States Holder who is subject to withholding tax under such circumstances is particularly urged to consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

Information Reporting and Backup Withholding.  We must report annually to the IRS and to each Non-United States Holder any interest (including OID, if any) paid to the Non-United States Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-United States Holder resides.

Treasury Regulations provide that the backup withholding tax (currently at a rate of 28%) and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification that the Non-United States Holder is not a U.S. person, as described above, has been received or an exemption has otherwise been established; provided that neither we nor our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied. The payment of the gross proceeds from the sale, conversion, redemption or repayment of notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge, or reason to know, that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, conversion, redemption or repayment of notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (we refer to such a broker as a “United States Related Person”).

In the case of the gross payment of proceeds from the sale, conversion, redemption or repayment of notes to or through a non-United States office of a broker that is either a U.S. person or a United States Related Person, the Treasury Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-United States Holder and the broker has no knowledge, or reason to know, to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder may be refunded or credited against the Non-United States Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

You are advised to consult with your own tax advisor regarding the specific tax consequences to you of the ownership and sales of ProLogis debt securities, preferred shares and common shares, including the U.S. federal, state, local, foreign, and other tax consequences of such purchase and ownership and of potential changes in applicable tax laws.

The following paragraphs replace in their entirety the second and third paragraphs under the heading “Federal Income Tax Considerations — Taxation of ProLogis Shareholders — Taxation of foreign shareholders” contained in the accompanying prospectus.

Assuming for purposes of this paragraph that ProLogis is a “domestically controlled qualified investment entity” (within the meaning of Section 897(h) of the Internal Revenue Code), a foreign shareholder will not incur tax on a distribution in excess of ProLogis’ current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of the shareholder’s common shares. Instead, the excess portion of the distribution will reduce the foreign shareholder’s adjusted tax basis for its common shares. A foreign shareholder will be subject to tax on a distribution that exceeds both ProLogis’ current and accumulated earnings and profits and the adjusted tax basis for its common shares, if the foreign shareholder otherwise would be subject to tax on gain from the disposition of its common shares as described herein. Because ProLogis generally cannot determine at the time it makes a distribution whether or not the distribution will exceed its current and accumulated earnings and profits, it generally will withhold tax on the entire amount of any distribution at the same rate at which it would withhold on a dividend. However, a foreign shareholder may obtain a refund of amounts that ProLogis withholds if it is subsequently determined that a distribution was in excess of ProLogis’ current and accumulated earnings and profits.

Distributions of proceeds attributable to the sale or exchange by ProLogis of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980, (“FIRPTA”). Under FIRPTA, gains are considered effectively connected with a U.S. trade or business of the foreign shareholder and are taxed at the normal graduated rates applicable to U.S. shareholders. Moreover, gains may be subject to branch profits tax in the hands of a shareholder that is a foreign corporation if it is not entitled to treaty relief or exemption. However, distributions of proceeds attributable to the sale or exchange by ProLogis of U.S. real property interests will not be subject to tax under FIRPTA or the branch profits tax, and will instead be taxed in the same manner as distributions of cash generated by ProLogis’ real estate operations other than the sale or exchange of properties (as described above) if (i) the distribution is made with regard to a class of shares that is regularly traded on an established securities market in the United States and (ii) the recipient shareholder does not own more than 5% of that class of shares at any time during the one-year period ending on the date of such distribution. ProLogis is required by applicable Treasury regulations to withhold 35% (or to the extent provided in the Treasury regulations 15% (20% in the case of taxable years beginning after December 31, 2010)) of any distribution to a foreign person owning more than 5% of the relevant class of shares that could be designated by ProLogis as a capital gain dividend; this amount is creditable against the foreign shareholder’s FIRPTA tax liability.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, and the underwriters, for whom Goldman, Sachs & Co., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated are acting as joint book-running managers and representatives, have severally agreed to purchase, the respective principal amount of notes appearing opposite their names below:

Underwriters	Principal Amount

Goldman, Sachs & Co.	$
Banc of America Securities LLC
Morgan Stanley & Co. Incorporated

Total		$350,000,000

The underwriters have agreed to purchase all of the notes shown in the above table if any of those notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The notes are being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel for the underwriters and other conditions. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose to offer the notes to the public at the public offering price appearing on the cover page of this prospectus supplement and to certain dealers at that price less a concession of not more than     % of the principal amount of notes. The underwriters may allow, and such dealers may reallow, a concession of not more than     % of the principal amount of notes to certain other dealers. After the initial offering, the public offering price, concession and reallowance to dealers may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us, both on a per note basis and in total, assuming either no exercise or full exercise by the underwriters of their over-allotment option.

Total
	Per	No	Full
	Note	Exercise	Exercise

Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $815,000.

Over-Allotment Option

We have granted to the underwriters an option, exercisable during the 30-day period after the date of this prospectus supplement, to purchase up to an additional $50,000,000 aggregate principal amount of notes at the public offering price per note less the underwriting discounts and commissions per note shown on the cover page of this prospectus supplement. To the extent that the underwriters exercise this option, each underwriter will have a firm commitment, subject to conditions, to purchase approximately the same percentage of those additional notes that the principal amount of notes to be purchased by that underwriter as shown in the above table represents as a percentage of the total number of notes shown in that table.

Indemnity

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We and certain of our executive officers and trustees have agreed that, for a period of 60 days from the date of this prospectus supplement and subject to certain exceptions, we and they will not, without the prior written consent of Goldman, Sachs & Co.:

(1) offer, pledge, sell, contract to sell, lend, or otherwise transfer or dispose of, directly or indirectly, any ProLogis common shares or any securities convertible into or exercisable or exchangeable for ProLogis common shares,

(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ProLogis common shares, or

(3) in the case of the company, file with the SEC a registration statement under the Securities Act relating to any additional shares of ProLogis common shares or securities convertible into, or exchangeable for, any ProLogis common shares, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of ProLogis common shares or such other securities, in cash or otherwise. Goldman, Sachs & Co., in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Stabilization

In order to facilitate this offering of notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Specifically, the underwriters may sell more notes than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the principal amount of notes available for purchase by the underwriters under the over-allotment option. The underwriters may close out a covered short sale by exercising the over-allotment option or purchasing notes in the open market. In determining the source of notes to close out a covered short sale, the underwriters may consider, among other things, the market price of notes compared to the price payable under the over-allotment option. The underwriters may also sell notes in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after the date of pricing of this offering that could adversely affect investors who purchase in this offering.

As an additional means of facilitating this offering, the underwriters may bid for, and purchase, notes in the open market to stabilize the price of the notes. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing notes in this offering if the syndicate repurchases previously distributed notes to cover syndicate short positions or to stabilize the price of the notes.

The foregoing transactions, if commenced, may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes.

The representative of the underwriters has advised us that these transactions, if commenced, may be effected on the New York Stock Exchange or otherwise. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of the notes.

Other

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

ProLogis common shares are quoted on the New York Stock Exchange under the symbol “PLD.” We intend to list the ProLogis common shares issuable upon conversion of the notes, as described herein, on the New York Stock Exchange.

Affiliates of certain of the underwriters participating in this offering are lenders under our global line of credit, and therefore will receive proceeds from the offering to the extent that the proceeds are used to repay borrowings under our global line of credit. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking (including acting as a lender under our global credit facility) and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their business, the underwriters and their affiliates may actively trade or hold the securities or our loans for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in these securities or loans. In addition, from time to time, as a result of market making activities, the underwriters may own debt securities issued by us or our affiliates. Goldman, Sachs & Co. is also an underwriter for our concurrent offering of the 2018 notes.

Sales Outside the United States.  No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus or any other material relating to us or the notes in any jurisdiction where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the notes may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell notes offered hereby in certain jurisdictions outside the United States through affiliates, either directly where they are permitted to do so or through affiliates.

European Economic Area.  In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication by the issuer of a prospectus according to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, (which we refer to herein as the Securities Exchange Act) and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (which we refer to herein as the SEC). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. This material can also be obtained from the SEC’s worldwide web site at http://www.sec.gov., and all such reports, proxy statements and other information filed by us with the New York Stock Exchange may be inspected at the New York Stock Exchange’s offices at 20 Broad Street, New York, New York 10005. You can also obtain information about us at our web site, www.prologis.com. Information available on our through our web site is not intended to constitute part of the prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (which we refer to herein as the Securities Act) with respect to our securities being offered. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information, your attention is directed to the registration statement. Statements made in this prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each case are qualified in all respects by reference to the copy of such document filed with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below:

(a)	Our annual report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008 as amended by Form 10-K/A, filed on March 17, 2008; and

(b)	Our current reports on Form 8-K filed February 7, 2008 (filed under Item 5.02 and 9.01), February 27, 2008, and March 18, 2008.

The SEC has assigned file number 1-12846 to the reports and other information that ProLogis files with the SEC.

All documents subsequently filed (other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed) by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated herein. This prospectus is not an offer to sell these securities in any state where the offer and sale of these securities is not permitted. The information in this prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date. If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

You may request a copy of each of the above-listed ProLogis documents at no cost, by writing or telephoning us at the following address or telephone number.

Investor Relations Department
ProLogis
4545 Airport Way
Denver, Colorado 80239
(800) 820-0181
http://ir.prologis.com

EXPERTS

The consolidated financial statements and related financial statement schedule of ProLogis as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and the consolidated balance sheet of ProLogis North American Industrial Fund, LP and its subsidiaries as of December 31, 2007 and 2006 and the statements of earnings, partners’ capital and comprehensive loss, and cash flows for the year ended December 31, 2007 and the period from March 1, 2006 (inception) through December 31, 2006, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm on such financial statements and ProLogis’ effectiveness of internal control over financial reporting as of December 31, 2007, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

DEBT SECURITIES
PREFERRED SHARES
COMMON SHARES

We may offer and sell from time to time debt securities, common shares of beneficial interest, preferred shares of beneficial interest and rights to purchase common shares of beneficial interest covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, in one or more offerings, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Our outstanding common shares, Series F cumulative redeemable preferred shares of beneficial interest and Series G cumulative redeemable preferred shares of beneficial interest, are listed on the New York Stock Exchange under the symbols “PLD”, “PLD-PRF” and “PLD-PRG”, respectively. This prospectus provides you with a general description of the securities we may offer.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus or possibly other offering material containing specific information about the offering. The supplement or other offering material may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any supplement and/or other offering material carefully before you invest.

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense

The date of this Prospectus is August 21, 2006.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, (which we refer to herein as the Securities Exchange Act) and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (which we refer to herein as the SEC). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. This material can also be obtained from the SEC’s worldwide web site at http://www.sec.gov., and all such reports, proxy statements and other information filed by us with the New York Stock Exchange may be inspected at the New York Stock Exchange’s offices at 20 Broad Street, New York, New York 10005. You can also obtain information about us at our web site, www.prologis.com. Information available on our through our web site is not intended to constitute part of the prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (which we refer to herein as the Securities Act) with respect to our securities being offered. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information, your attention is directed to the registration statement. Statements made in this prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each case are qualified in all respects by reference to the copy of such document filed with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below:

(a)	Our annual report on Form 10-K for the year ended December 31, 2005, filed on March 16, 2006;

(b)	Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006;

(c)	Our periodic reports on Form 8-K filed September 20, 2005, January 10, 2006 March 13, 2006, March 17, 2006, March 21, 2006, March 27, 2006, April 6, 2006, June 2, 2006, and July 3, 2006;

(d)	The description of our common shares contained or incorporated by reference in our registration statement on Form 8-A filed February 23, 1994;

(e)	The description of Series F cumulative redeemable preferred shares of beneficial interest contained or incorporated by reference in our registration statement on Form 8-A filed November 26, 2003; and

(f)	The description of Series G cumulative redeemable preferred shares of beneficial interest contained or incorporated by reference in our registration statement on Form 8-A filed December 24, 2003;

The SEC has assigned file number 1-12846 to the reports and other information that ProLogis files with the SEC.

All documents subsequently filed (other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed) by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated herein. This prospectus is not an offer to sell these securities in any state where the offer and sale of these securities is not permitted. The information in this prospectus is current as of the date it is mailed to security holders, and not necessarily as of any later date. If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

You may request a copy of each of the above-listed ProLogis documents at no cost, by writing or telephoning us at the following address or telephone number.

Investor Relations Department
ProLogis
4545 Airport Way
Denver, Colorado 80239
(800) 820-0181
http://ir.prologis.com

FORWARD-LOOKING STATEMENTS

This prospectus, the prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include:

(1)	statements, including our possible or assumed future results of operations including any forecasts, projections and descriptions of anticipated cost savings or other synergies referred to in such statements, and any such statements incorporated by reference from documents filed with the SEC by us, including any statements contained in such documents or this prospectus regarding the development or possible or assumed future results of operations of our businesses, the markets for our services and products, anticipated capital expenditures or competition;

(2)	any statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “seeks,” “estimates” or similar expressions; and

(3)	other statements contained or incorporated by reference in this prospectus regarding matters that are not historical facts.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.

Among the factors that could cause actual results to differ materially are: national, international, regional and local economic climates, changes in financial markets, interest rates and foreign currency exchange rates, increased or unanticipated competition for our properties, risks associated with acquisitions, maintenance of real estate investment trust (“REIT”) status, availability of financing and capital, changes in demand for developed properties, and other risks detailed from time to time in the reports filed with the SEC by us.

Except for their ongoing obligations to disclose material information as required by the federal securities laws, we do not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this prospectus or to reflect the occurrence of unanticipated events.

PROLOGIS

We are a REIT that operates a global network of real estate properties, primarily industrial distribution properties. Our business strategy is designed to achieve long-term sustainable growth in cash flow and sustain a high level of return for our shareholders. We manage our business by utilizing the ProLogis Operating System®, an organizational structure and service delivery system that we built around our customers. When combined with our international network of distribution properties, the ProLogis Operating System enables us to meet our customers’ distribution space needs on a global basis. We believe that by integrating international scope and expertise with a strong local presence in our markets, we have become an attractive choice for our targeted customer base, the largest global users of distribution space.

We are organized under Maryland law and have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Our world headquarters are located in Denver, Colorado. Our European headquarters are located in the Grand Duchy of Luxembourg with our European customer service headquarters located in Amsterdam, the Netherlands. Our regional offices in Asia are located in Tokyo, Japan and Shanghai, China. Our common shares were first listed on the New York Stock Exchange (“NYSE”) in March 1994 and now trade under the ticker symbol “PLD”. Our Series F cumulative redeemable preferred shares of beneficial interest and Series G cumulative redeemable preferred shares of beneficial interest, are listed on the New York Stock Exchange under the symbols “PLD-PRF” and “PLD-PRG”, respectively.

RATIOS

For purposes of computing these ratios: (i) “earnings” consist of earnings from continuing operations, excluding income taxes, minority interest share in earnings and fixed charges, other than capitalized interest, and (ii) “fixed charges” consist of interest on borrowed funds, including amounts that have been capitalized, and amortization of capitalized debt issuance costs, debt premiums and debt discounts. The following table shows our ratio of earnings to fixed charges for each of our last five fiscal years:

Six Months Ended
June 30,		Year Ended December 31,
2006	2005	2005	2004	2003	2002	2001

2.6	2.5	2.2	2.3	2.2	2.3	1.6

The following table shows our ratio of earnings to combined fixed charges and preferred share dividends for each of our last five fiscal years:

Six Months Ended
June 30,		Year Ended December 31,
2006	2005	2005	2004	2003	2002	2001

2.4	2.2	2.0	2.0	1.9	2.0	1.3

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for the acquisition and development of additional distribution properties as suitable opportunities arise, for the repayment of any outstanding indebtedness at such time as it is due, for capital improvements to properties and for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The debt securities are to be issued under an Indenture, dated as of March 1, 1995, (the “Original Indenture”) between us and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as trustee. The Indenture has been supplemented by a First Supplemental Indenture dated February 9, 2005, a Second Supplemental Indenture dated November 2, 2005 and a Third Supplemental Indenture dated November 2, 2005. We collectively refer to the Original Indenture as amended and supplemented by the First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture as the “Indenture”. The Indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 100 Wall Street, Suite 1600, New York, New York 10005 or as described above under “Where You Can Find More Information.” The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to the Indenture and the debt securities to be issued pursuant to the Indenture are summaries of some of the provisions of the Indenture and do not purport to be complete. The statements are subject to and are qualified in their entirety by reference to all the provisions of the Indenture and the debt securities. As used in this section, “Description of Debt Securities,” the terms “we,” “our,” and “us” refer to ProLogis and not to any of its subsidiaries.

General

The debt securities will be our direct, unsubordinated obligations and will rank equally with all of our other unsubordinated indebtedness outstanding from time to time, unless otherwise stated in the prospectus supplement relating to the series of debt securities being offered. Additionally, unless otherwise stated in the prospectus supplement, the holders of the debt securities will be included as “Credit Parties” that receive the benefit of the Security Agency Agreement described below under “— Security and Sharing Agreements.” The Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series. Each series may be as established from time to time in or pursuant to authority granted by a resolution of our board of trustees or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional debt securities of that series without the consent of the holders of the debt securities of that series.

Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms of the securities, including:

(1)	the title of the series of debt securities;

(2)	the aggregate principal amount of the series of debt securities and any limit on the principal amount;

(3)	the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the securities, or the method by which any portion will be determined;

(4)	the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities of the series will be payable and the amount of principal payable on the debt securities;

(5)	the rate or rates at which the debt securities will bear interest, if any — which may be fixed or variable — or the method by which the rate or rates will be determined;

(6)	the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;

(7)	the place or places where the principal of — and premium or make-whole amounts, if any — and interest and additional amounts, if any, on the debt securities of the series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the Indenture may be served;

(8)	the period or periods within which, the price or prices, including the premium or make-whole amounts, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of the series may be redeemed, as a whole or in part, at our option, if we are to have such an option;

(9)	our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

(10)	if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating to the currency;

(11)	whether the amount of payments of principal — and premium or make-whole amounts, if any — or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which those amounts will be determined; the index, formula or method may be, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies;

(12)	whether the principal — and premium or make-whole amounts, if any — or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder of debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;

(13)	any deletions from, modifications of or additions to the terms of the series of debt securities with respect to the events of default or covenants set forth in the Indenture;

(14)	whether the debt securities of the series will be issued in certificated or book-entry form;

(15)	whether the debt securities of the series will be in registered or bearer form and, if in registered form, the denominations of the debt securities if other than $1,000 and any integral multiple of the debt securities and, if in bearer form, the denominations of the debt securities if other than $5,000 and the terms and conditions relating to the debt securities;

(16)	the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture to the series of debt securities and any additions to or substitutions of the provisions;

(17)	if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

(18)	whether and under what circumstances we will pay additional amounts as contemplated in the Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts; and

(19)	any other terms of the series of debt securities not inconsistent with the provisions of the Indenture.

We may issue original issue discount securities. “Original issue discount securities” refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special U.S. federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.

Under the Indenture, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, we will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the series without the consent of the holders.

Except as set forth below under “— Covenants — Limitations on incurrence of debt,” the Indenture does not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, our Declaration of Trust restricts beneficial ownership of our outstanding shares of beneficial interest by a single person, or persons acting as a group, to 9.8% of such shares, with exceptions. See “Description of Common Shares — Restriction on size of holdings.” Additionally, the articles supplementary relating to the Series C preferred shares, Series F preferred shares and Series G preferred shares restrict beneficial ownership of such shares by a person, or persons acting as a group, to 25% of the Series C preferred shares, Series F preferred shares and Series G preferred shares, respectively, with limited exceptions. Similarly, the articles supplementary for each other series of preferred shares will contain specific provisions restricting the ownership and transfer of the preferred shares. See “Description of Preferred Shares — Restrictions on ownership.” These restrictions are designed to preserve our status as a real estate investment trust under the Code and may act to prevent or hinder a change of control. Refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in bearer form will be issuable in denominations of $5,000.

Principal and interest

Unless otherwise specified in the applicable prospectus supplement, the principal of — and premium or make-whole amounts, if any — and interest on any series of debt securities will be payable at the corporate trust office of U.S. Bank National Association, initially located at 100 Wall Street, Suite 1600, New York, New York 10005; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.

If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be. “Business day” means any day, other than a Saturday, Sunday or holiday, on which banks in Boston, Massachusetts or New York, New York are not authorized or required by law or executive order to close. Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

Security and sharing arrangements

Pursuant to various pledge agreements, ProLogis and certain of its subsidiaries have pledged specified intercompany loans to Bank of America, N.A., as collateral agent, for the benefit of the “Credit Parties” under and as defined in the Security Agency Agreement. The Credit Parties under the Security Agency Agreement include the holders of specified credit obligations of ProLogis, including, all obligations arising under ProLogis’ global credit facility, certain hedging obligations of ProLogis, other “Designated Senior Debt” specified therein, as well as any other senior debt of ProLogis designated from time to time by ProLogis as “Designated Senior Debt” in accordance with the Security Agency Agreement. Please refer to the applicable prospectus supplement relating to the debt securities being offered for an explanation of whether the debt securities are included within the definition of “Designated Senior Debt” and holders of the debt securities are entitled to a pro rata share in the proceeds of the collateral granted under the pledge agreements.

To the extent the notes become entitled to the benefits of the sharing arrangements described below, the notes will be entitled to share ratably in any recoveries received by the holders of the subsidiary debt subject to such arrangements, so as to effectively eliminate or mitigate the consequence of any structural subordination of the notes that might otherwise exist.

The Security Agency Agreement also provides that, upon the occurrence of a triggering event (which includes bankruptcy or insolvency events of ProLogis or any other borrower under its global credit facility, the acceleration of indebtedness under the global credit facility or other indebtedness in excess of $50 million and similar events), the Credit Parties will, subject to certain exceptions and limitations (including, in the case of the holders of the debt securities, the requirements set forth in the following paragraph), share payments and other recoveries received from ProLogis and its subsidiaries to be applied toward the credit obligations held by such Credit Parties in such a manner that all Credit Parties receive payment of substantially the same percentage of their respective credit obligations. These sharing arrangements are intended to eliminate or mitigate structural subordination issues that otherwise might entitle some Credit Parties (such as Credit Parties that lend directly to a subsidiary of ProLogis or that have the benefit of guarantees from one or more subsidiaries of ProLogis) to recover a higher percentage of their credit obligations than other Credit Parties that do not have the benefit of such arrangements.

Within 45 days after a triggering event, the collateral agent will deliver a notice of such event to the trustee. As promptly as practicable, but in any event within 90 days after receiving any notice from the collateral agent with respect to the occurrence of a triggering event, the trustee will (x) forward such notice to holders of the debt securities, (y) execute and deliver, on behalf of the holders, an acknowledgment entitling the holders to participate in the sharing arrangements described in the preceding paragraph and (z) take such further actions as a majority of the holders (voting as a single class) may request with respect thereto and with respect to any rights such holders or the trustee may have under the Security Agency Agreement; provided that, in the case of this clause (z), such holders shall have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Upon delivery of such acknowledgement by the trustee, the holders of the debt securities will be entitled to participate in the sharing arrangements described above.

The Security Agency Agreement allows ProLogis to (i) designate other senior debt of ProLogis as Designated Senior Debt; (ii) specify which Credit Parties are entitled to vote on issues arising under the Security Agency Agreement (and the holders of the debt securities will be non-voting Credit Parties); and/or (iii) revoke its designation of the debt securities as Designated Senior Debt effective not less than 90 days after disclosing such revocation (in a footnote or otherwise) in a Form 10-Q or Form 10-K filed with the SEC. In the event that ProLogis elects to revoke its designation of the debt securities as Designated Senior Debt under the Security Agency Agreement, the holders of the debt securities will cease to be Credit Parties and will no longer be entitled to any benefit of the security and sharing arrangements contemplated by the Security Agency Agreement and the related pledge agreements. In addition, a majority of the voting Credit Parties under the Security Agency Agreement may elect (a) to release some or all of the collateral held pursuant to the Security Agency Agreement and/or (b) under certain circumstances, to defer payments to Credit Parties pursuant to the sharing arrangements either (i) generally for various reasons or (ii) specifically to certain holders of debt (including the holders of the debt securities) if the collateral agent or the voting Credit Parties determine, in their sole discretion, that such holders might receive more than their share of payments and other recoveries pursuant to the Security Agency Agreement. Without notice to or consent of the holders of the debt securities, the Security Agency Agreement may be amended by ProLogis, the collateral agent and a majority of the voting Credit Parties, even if such amendment is adverse to the interests of the holders of the debt securities.

The Security Agency Agreement provides that whenever the majority voting Credit Parties are granted and exercise the right to make decisions under the Security Agency Agreement, including decisions with respect to pledged collateral or how and when recoveries are shared, such decisions will be made in their sole and complete discretion. The voting Credit Parties will have no obligation or duty (including implied obligations of reasonableness, good faith or fair dealing) to any holder of debt securities and have no obligation or duty to take into consideration the interests of the holders of the debt securities when taking any action or making any determination contemplated by the Security Agency Agreement. By accepting the benefits of the Security Agency Agreement, each holder of debt securities expressly waives and disclaims any claim or cause of action based upon any vote, decision or determination (including the giving or withholding of consent) made by the majority voting Credit Parties in accordance with the terms of the Security Agency Agreement. Bank of America, N.A., which acts as the collateral agent under the Security Agency Agreement and under the various pledge agreements, is also a voting Credit Party under the Security Agency Agreement and its interests in such capacity may conflict with the interests of the holders of the debt securities.

Notwithstanding any benefit to which a holder of notes may become entitled pursuant to the security and sharing arrangements referred to above, the notes will be effectively subordinated to (1) our indebtedness that is secured by collateral other than the intercompany loans referred to above, to the extent of the value of such collateral and (2) liabilities of our subsidiaries that are not subject to, or are owing to creditors not parties to, the sharing arrangements.

Investors in Designated Senior Debt should refer to the Security Agency Agreement for further information regarding the collateral subject thereto, the sharing arrangements set forth therein and the restrictions and limitations on the rights of the holders of the debt securities thereunder. By purchasing a debt security that falls within the definition of Designated Senior Debt, each investor will be deemed to acknowledge that its right to share in the benefits of such collateral and participate in such sharing arrangements are limited as described above and as more fully set forth in the Security Agency Agreement.

Merger, consolidation or sale

We may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of our assets to another entity, provided that the following three conditions are met:

(1)	After the transaction, we, or a person organized and existing under the laws of the United States or one of the fifty states or are the continuing entity. If the continuing entity is an entity other than us, that entity must also assume our payment obligations under the Indenture, as well as, the due and punctual performance and observance of all of the covenants contained in the Indenture;

(2)	After giving effect to the transaction and treating any indebtedness which became an obligation of ours or any of our subsidiaries as a result of the transaction as having been incurred by us or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Indenture. Additionally, the transaction may not cause an event which, after notice or a lapse of time, or both, would become an event of default; and

(3)	The continuing entity delivers an officer’s certificate and legal opinion covering (1) and (2) above.

Covenants

This section describes covenants we make in the Indenture for the benefit of the holders of the debt securities. The covenants contained in the Original Indenture, as amended by the First Supplemental Indenture, are described under the caption “— Limitations on incurrence of debt.” Additional covenants are contained in the Second Supplemental Indenture and that are applicable to debt securities issued on and after November 2, 2005. These additional covenants are described below under the caption “— Debt covenants contained in the Second Supplemental Indenture.”

As explained below, the covenants contained in the Original Indenture, as amended by the First Supplemental Indenture, apply to all debt securities issued under the Indenture for so long as any debt securities issued under the Indenture prior to November 2, 2005 remain outstanding. Following the repayment in full of each series of debt securities issued under the Indenture prior to November 2, 2005, only the covenants contained in the Second Supplemental Indenture will be the only covenants limiting our incurrence of Debt, unless the Indenture is further modified or supplemented.

Limitations on incurrence of debt

As noted above, the following covenants will apply to the debt securities issued under the Indenture but only for so long as any of our debt securities issued prior to November 2, 2005, the date of the Second Supplemental Indenture, that are currently outstanding remain outstanding. The covenants provide that we will not, and will not permit any subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all our outstanding Debt and that of our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum (without duplication) of:

(1)	our Total Assets,

(2)	the purchase price of any real estate assets or mortgages receivable acquired, and

(3)	the amount of any securities offering proceeds received by us or any subsidiary since the end of the last calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.

Our Total Assets will be measured at the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC. If such filing is not permitted under the Securities Exchange Act, we will provide this information to the trustee, prior to the incurrence of such additional Debt. To the extent that any real estate assets or mortgages had been previously included in our Total Assets, or the proceeds from a securities offering were used to purchase real estate assets, their accounting will not be duplicated.

In addition to this limitation on the incurrence of Debt, we and our subsidiaries will not allow our outstanding Debt that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any of our subsidiaries, if the aggregate principal amount of all of our outstanding Debt and that of our subsidiaries so secured would be greater than 40% of the sum of our Total Assets, and the purchase price of real estate or mortgage receivables acquired, and proceeds from the sale of securities, determined as described above. This ratio will be measured immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt. In making this calculation, we are not required to include the amount of the debt securities issued under the Indenture if the debt securities are equally and ratably secured and the mortgage, lien, charge, pledge, encumbrance or security interest securing the debt securities arises under the Security Agency Agreement described above under “— Security and sharing arrangements”.

In addition to these limitations on the incurrence of Debt, no subsidiary may incur any Unsecured Debt other than intercompany Debt subordinate to the debt securities; provided, however, that we or a subsidiary may acquire an entity that becomes a subsidiary that has Unsecured Debt if the incurrence of such Debt, including any guarantees of such Debt assumed by us or any subsidiary, was not intended to evade the restrictions on incurring Unsecured Debt and the incurrence of such Debt, including any guarantees of such Debt assumed by us or any subsidiary, would otherwise be permitted under the Indenture.

We and our subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of our Unsecured Debt and that of our subsidiaries on a consolidated basis.

In addition to these limitations on the incurrence of Debt, we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge or the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that:

•	such Debt and any other Debt incurred by us and our subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

•	the repayment or retirement of any other Debt by us and our subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period, except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period;

•	in the case of acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

•	in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

For purposes of the foregoing covenants, the following definitions apply:

“Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, our or our subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

“Consolidated Income Available for Debt Service” for any period means earnings from operations (defined as net earnings, excluding gains and losses on sales of investments, net, as reflected in our consolidated financial statements), plus amounts which have been deducted, and minus amounts which have been added, for the following, without duplication:

•	interest on Debt;

•	provision for taxes based on income;

•	amortization of debt discount;

•	provisions for gains and losses on properties and property depreciation and amortization;

•	the effect of any noncash charge resulting from a change in accounting principles in determining earnings from operations for the applicable period and

•	amortization of deferred charges.

“Debt” means any of our or our subsidiaries’ indebtedness, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments to the extent it appears as a liability on our consolidated balance sheet,

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property that we own to the extent it appears as a liability on our consolidated balance sheet,

•	the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement to the extent it (other than a letter of credit) appears as a liability on our consolidated balance sheet,

•	the principal amount of all of our and our subsidiaries’ obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock,

•	any lease of property by us or any of our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease to the extent not otherwise included, any obligation by us or any of our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Debt of another person other than us or any of our subsidiaries.

“Disqualified Stock” means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.

“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any of our subsidiaries securing indebtedness for borrowed money, other than a Permitted Encumbrance.

“Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.

“Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of our and our subsidiaries’ other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.

“Total Unencumbered Assets” means the sum of our and our subsidiaries’ Undepreciated Real Estate Assets and the value (determined in accordance with generally accepted accounting principles in the United States (“GAAP”)) of all our and our subsidiaries’ other assets, other than accounts receivable and intangibles, in each case not subject to an Encumbrance.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of our real estate assets and those of our subsidiaries, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the types described in the first, third and fourth points of the definition of Debt which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of or properties or those of our subsidiaries.

Debt covenants contained in the Second Supplemental Indenture

The Second Supplemental Indenture contains covenants that are currently in effect, and which are in addition to the covenants contained in the Original Indenture, as amended by the First Supplemental Indenture, and described in this prospectus. From and after the time that no debt securities issued pursuant to the Indenture prior to November 2, 2005, the date of the Second Supplemental Indenture, remain outstanding, the covenants contained in the Second Supplemental Indenture will be the only covenants limiting our incurrence of Debt, unless the Indenture is further modified or supplemented.

The covenants contained in the Second Supplemental Indenture provide that we will not, and will not permit any subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the net proceeds of the additional Debt, the aggregate principal amount of all our outstanding Debt and that of our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of

(1)	our Total Assets,

(2)	the purchase price of any assets or mortgages receivable acquired, and

(3)	the amount of any securities offering proceeds received by us or any subsidiary since the end of the last calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.

Our Total Assets will be measured at the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC. If such filing is not permitted under the Securities Exchange Act, we will provide this information to the trustee, prior to the incurrence of such additional Debt. To the extent that any assets or mortgage receivables had been previously included in our Total Assets, or the proceeds from a securities offering were used to purchase assets or mortgage receivables, their accounting will not be duplicated.

In addition to this limitation on the incurrence of Debt, we and our subsidiaries will not allow our outstanding Debt that is secured by an Encumbrance to be greater than 40% of the sum (without duplication) of our Total Assets, real estate or mortgage receivables, and proceeds from the sale of securities, determined as described above. This ratio will be measured immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt. In making this calculation, we are not required to include the amount of any Pari Passu Debt.

We and our subsidiaries may not at any time own Total Unencumbered Assets equal to less than 125% of the aggregate outstanding principal amount of our Unsecured Debt and that of our subsidiaries on a consolidated basis.

In addition to these limitations on the incurrence of Debt, we will not, and will not permit any subsidiary to, incur any additional Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge or the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0 on a pro forma basis after giving effect the incurrence of such Debt and to the application of the net proceeds therefrom, and calculated on the assumption that:

•	the additional Debt had been incurred at the beginning of the relevant period; and

•	any assets acquired, or to be acquired, with the additional Debt and projected income from those assets had been acquired at the beginning of the relevant period.

For purposes of the covenants described under this caption the following definitions apply (all other terms used but not defined have the meanings as described above under “— Limitations on incurrence of debt”):

“Annual Service Charge” for any period means interest expense that is recognized in our consolidated statement of earnings on, and original issue discount of, our or our subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

“CDFS” means our business segment described in our annual report on Form 10-K and referred to as the “corporate distribution facilities services” or “CDFS” segment (or successor descriptions).

“Consolidated Income Available for Debt Service” for any period means earnings from our operations and from the operations of our subsidiaries before preferred share dividends determined in accordance with GAAP plus amounts which have been deducted, and minus amounts which have been added, for the following, without duplication:

•	losses (gains) from the disposition or impairment of properties that are not classified in our consolidated financial statements as (i) “gains and losses on dispositions of CDFS business assets” (or successor descriptions) (which includes dispositions of CDFS properties to property funds in which we or one of our subsidiaries maintains an interest, dispositions to third parties under build-to-suit contracts and dispositions of land); (ii) “discontinued operations — CDFS business assets” (or successor descriptions) (which includes dispositions of CDFS business properties to third parties); or (iii) gains and losses on dispositions or impairments of investments in property funds, other Unconsolidated Affiliates or intangible assets (including goodwill), in each case to the extent included in our net earnings and the net earnings of our subsidiaries;

•	losses (gains) resulting from (i) foreign currency exchange effects of settlement of intercompany Debt and mark-to-market adjustments associated with intercompany Debt between us and our foreign subsidiaries and our foreign Unconsolidated Affiliates, (ii) foreign currency effects from the remeasurement of third party Debt of our foreign subsidiaries and our foreign Unconsolidated Affiliates and (iii) mark-to-market adjustments to foreign exchange hedge contracts (or other derivatives), in each case to the extent included in our net earnings and the net earnings of our subsidiaries;

•	losses (gains) from early extinguishment of Debt;

•	excess (deficit) of redemption value over carrying value of preferred shares redeemed;

•	extraordinary losses (extraordinary gains) determined in accordance with GAAP; and

•	cumulative charges (benefits) from a change in accounting principle;

plus all amounts deducted in calculating net earnings in accordance with GAAP, for interest expense, income taxes, depreciation and amortization. The foregoing shall be adjusted accordingly to take into account our interests in our Unconsolidated Affiliates.

“Debt” means any of our or our subsidiaries’ indebtedness (without duplication), in respect of:

•	money or evidenced by bonds, notes, mortgages, debentures or similar instruments, but excluding any mark-to-market increase or decrease in indebtedness due to the purchase accounting impact of corporate or portfolio acquisitions and from the remeasurement of intercompany indebtedness of our subsidiaries or Unconsolidated Affiliates, to the extent it appears as a liability on our consolidated balance sheet,

•	indebtedness secured by an Encumbrance existing on any of our property or that of any subsidiary, whether or not such obligation shall have been assumed by us or any subsidiary; provided that the amount of any Debt under this clause that has not been assumed by us or any subsidiary shall be equal to the lesser of the stated amount of such Debt or the fair market value of the property securing such Debt, in each case, to the extent it appears as a liability on our consolidated balance sheet,

•	the principal amount of all our or any of our subsidiaries’ obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock,

•	any capitalized lease of property by us or any of our subsidiaries, as lessee, to the extent it appears as a liability on our consolidated balance sheet, or

•	to the extent not otherwise included, any obligation of ours or any of our subsidiaries to be liable for, or to pay, as obligor or guarantor, other than for purposes of collection in the ordinary course of business, Debt of another person other than us or any of our subsidiaries, excluding, in each case, indemnification obligations, capital contribution obligations and similar obligations that are not required to be reflected on our consolidated balance sheet.

Debt shall be adjusted accordingly to take into account our interests in our Unconsolidated Affiliates by eliminating that portion of Debt that is not our obligation or the obligation of our subsidiaries.

“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any of our subsidiaries securing indebtedness for borrowed money, other than a Permitted Encumbrance.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States; provided that if the cumulative effect of changes in generally accepted accounting principles after December 31, 2004 would result in our failing to be in compliance with any of the financial covenants contained in the Indenture, but we would have been in compliance with any such financial covenant calculated in accordance with generally accepted accounting principles as applied in the preparation of our audited financial statements as at December 31, 2004 (“2004 GAAP”), then, solely for purposes of calculating such financial covenant, “GAAP” means 2004 GAAP. In the event that we are required to make any such adjustments in order to so comply with any of the financial covenants contained in the Indenture, we will, concurrently with delivery by us to the trustee of any certificate required by the Indenture as to our compliance with all conditions and covenants under the Indenture, deliver to the trustee a summary in reasonable detail of the adjustments made to our publicly filed financial statements in order to calculate such financial covenant in accordance with 2004 GAAP.

“Pari Passu Debt” means any of our or our subsidiaries’ unsubordinated Debt that is unsecured, is secured only by Encumbrances on property that secure the debt securities issued under the Indenture on an equal and ratable basis with such Debt or the debt securities provided the debt securities are equally and ratably secured.

“Permitted Encumbrances” means

•	pledges or deposits made to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation insurance, unemployment insurance, pensions, or social security programs,

•	Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended and none of which is violated in any material respect by existing or proposed structures or land use,

•	Encumbrances imposed by mandatory provisions of law such as for materialmen’s, mechanic’s, warehousemen’s, and other like Encumbrances arising in the ordinary course of business, securing payment of any liability whose payment is not yet due,

•	Encumbrances for taxes not yet due and payable or for taxes, assessments, and governmental charges or assessments that are being contested in good faith by appropriate proceedings diligently conducted,

•	Encumbrances on properties where we or the applicable subsidiary is insured against such Encumbrances by title insurance or other similar arrangements,

•	Encumbrances securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted,

•	Encumbrances securing assessment bonds and similar facilities district bonds so long as we or the applicable subsidiary is not in material default under the terms thereof,

•	Encumbrances granted to us by any of our subsidiaries,

•	leases to tenants of space in properties that are entered into in the ordinary course of business,

•	any netting or set-off arrangement entered into by us or any of our subsidiaries in the normal course of its banking arrangements for the purpose of netting debit and credit balances, or any set-off arrangement which arises by operation of law as a result of us or any of our subsidiaries opening a bank account,

•	any title transfer or retention of title arrangement entered into by us or any of our subsidiaries in the normal course of its trading activities on the counterparty’s standard or usual terms,

•	Encumbrances over goods and documents of title to goods arising out of letter of credit transactions entered into in the ordinary course of business, and

•	any Encumbrance which secures the Pari Passu Debt.

“Total Assets” as of any date means the sum of total assets, before accumulated depreciation and amortization, as reflected on our consolidated balance sheet for such date adjusted accordingly to take into account our interests in our Unconsolidated Affiliates by eliminating that portion of assets that are not our or our subsidiaries assets, and “property management and other property fund fees” set forth in our most recent consolidated financial statements for the four fiscal quarters immediately preceding the relevant determination divided by 0.08.

“Total Unencumbered Assets” means Total Assets, determined on a basis not including any assets that are subject to an Encumbrance.

“Unconsolidated Affiliate” means any entity in which we, directly or indirectly, hold an ownership interest, the operations and results of which are not consolidated in our financial statements included in our annual report on Form 10-K or quarterly report on Form 10-Q or any entity in which we, directly or indirectly, hold a 50% or less equity ownership interest notwithstanding that the operations and results of that entity are consolidated with our operations and results in our financial statements included in our annual report on Form 10-K or quarterly report on Form 10-Q.

“Unsecured Debt” means Debt, including Pari Passu Debt, which is not otherwise secured by an Encumbrance upon any of our or our subsidiaries’ properties.

Existence

Except as permitted under “— Merger, consolidation or sale”, we will do or cause to be done all things necessary to preserve and keep in full force and effect our and our subsidiaries’ existence, rights, both charter and statutory, and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Maintenance of properties

We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of our properties, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing for value our properties in the ordinary course of business.

Insurance

We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies.

Payment of taxes and other claims

We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or any subsidiary; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information

Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act, we will file with the SEC, to the extent permitted under the Securities Exchange Act, the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) if we were so subject. We will file the documents with the SEC on or prior to the respective filing dates by which we would have been required so to file the documents if we were so subject. We will also in any event within 15 days of each required filing date transmit to all holders of debt securities, as their names and addresses appear in the security register, without cost to such holders, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to Section 13 or 15(d). Additionally, we will provide the trustee with copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections. If filing the documents by us with the SEC is not permitted under the Securities Exchange Act, we will promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

Events of default, notice and waiver

The Indenture provides that the following events are events of default with respect to any series of debt securities issued pursuant to it:

(1)     default in the payment of any installment of interest or additional amounts payable on any debt security of such series which continues for 30 days;

(2)     default in the payment of the principal, or premium or make-whole amount, if any, on, any debt security of such series at its maturity or redemption date;

(3)     default in making any sinking fund payment as required for any debt security of such series;

(4)     default in the performance of any other of our covenants contained in the Indenture, other than a covenant added to the Indenture solely for the benefit of another series of debt securities issued under the Indenture, which continues for 60 days after written notice as provided in the Indenture;

(5)     default in the payment of an aggregate principal amount exceeding $10,000,000 ($50,000,000 with respect to debt securities issued after the date of the Second Supplemental Indenture, after such time as any debt securities issued under the Indenture prior to the date of the Second Supplemental Indenture are no longer outstanding) under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of our subsidiaries, which we have guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture;

(6)     the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any of our subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $10,000,000 ($50,000,000 with respect to debt securities issued after the date of the Second Supplemental Indenture after such time as any debt securities issued under the Indenture prior to the date of the Second Supplemental Indenture are no longer outstanding) and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $10,000,000 ($50,000,000 with respect to debt securities issued after the date of the Second Supplemental Indenture after such time as any debt securities issued under the Indenture prior to the date of the Second Supplemental Indenture are no longer outstanding) for a period of 30 consecutive days;

(7)     events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or any significant subsidiary or for all or substantially all of our or our significant subsidiary’s property; and

(8)     any other event of default provided with respect to a particular series of debt securities.

The term significant subsidiary means each of our significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.

If an event of default under the Indenture with respect to a series of debt securities occurs and is continuing, then in every such case, unless the principal of all of the debt securities shall already have become due and payable, the trustee or the holders of not less than 25% in principal amount of a series of debt securities may declare the principal and the make-whole amount on the debt securities to be due and payable immediately by written notice to us that payment of the debt securities is due, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the debt securities may rescind and annul such declaration and its consequences if we shall have deposited with the trustee all required payments of the principal of, and premium or make-whole amount and interest, on the debt securities, plus fees, expenses, disbursements and advances of the trustee and all events of default, other than the nonpayment of accelerated principal, and the make-whole amount or interest, with respect to debt securities have been cured or waived as provided in the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the debt securities may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the debt securities or in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected the proposed modification or amendment.

The trustee is required to give notice to the holders of the debt securities within 90 days of a default under the Indenture; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest payable on the debt securities if the responsible officers of the trustee consider such withholding to be in the interest of such holders.

The Indenture provides that no holders of the debt securities may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy which the Indenture provides, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the debt securities from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, interest on the debt securities at the due date of the debt securities.

Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Indenture, unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding series of debt securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of the debt securities not joining in the proceeding.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status of the default.

Modification of the Indenture

Modifications and amendments of the Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

(1)	change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;

(2)	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

(3)	change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

(5)	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Indenture or to reduce the quorum or voting requirements set forth in the Indenture; or

(6)	modify any of the provisions relating to modification of the Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the effected debt security.

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive our compliance with covenants in the Indenture.

Modifications and amendments of the Indenture may be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1)	to evidence the succession of another person to us as obligor under the Indenture;

(2)	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

(3)	to add events of default for the benefit of the holders of all or any series of debt securities;

(4)	to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5)	to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior to such change which are entitled to the benefit of that provision;

(6)	to secure the debt securities;

(7)	to establish the form or terms of debt securities of any series and any related coupons;

(8)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Indenture by more than one trustee;

(9)	to cure any ambiguity, defect or inconsistency in the Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities of any series in any material respect;

(10)	to close the Indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act of 1939; or

(11)	to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of debt securities:

(1)	the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt security;

(2)	the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt security, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt security of the amount determined as provided in (1) above;

(3)	the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Indenture; and

(4)	debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of the other obligor will be disregarded.

The Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Indenture.

Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected the action, or of the holders of that series and one or more additional series:

(1)	there shall be no minimum quorum requirement for the meeting; and

(2)	the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any the agent will be sufficient for any purpose of the Indenture and, subject to the Indenture provisions relating to the appointment of any such agent, conclusive in favor of the trustee and us, if made in the manner specified above.

Discharge, defeasance and covenant defeasance

We may discharge various obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.

If the board of trustees has resolved to incorporate the defeasance provisions into a series of debt securities, we may take either of the following actions with respect to that series of debt securities:

(1)	We may elect to defease and be discharged from any and all obligations with respect to that series of debt securities. However, we would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the series of debt securities and the obligations to register the transfer or exchange of the series of debt securities. Additionally, we would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen debt securities, for maintaining an office or agency in respect of the series of debt securities and for holding moneys for payment in trust.

(2)	With respect to the series of debt securities, we may elect to effect covenant defeasance and be released from our obligations to fulfill the covenants contained under the heading “— Covenants” in this prospectus. Further, we may elect to be released from our obligations with respect to any other covenant in the Indenture, if our board of trustees has included such a provision in the series of debt securities at the time that they are issued. Once we have made this election, any omission to comply with these obligations shall not constitute a default or an event of default with respect to the series of debt securities. In either case, we must irrevocably deposit the needed funds in trust, with the trustee, as described above.

In either case, we must irrevocably deposit the needed funds in trust, with the trustee.

The trust may only be established if, among other things, we have delivered an opinion of counsel to the trustee. The opinion of counsel shall state that the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series and

(1)	the holder of a series of debt securities is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security or

(2)	a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make- whole amount and interest on, the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the holder’s election or the cessation of usage based on the applicable market exchange rate.

“Conversion event” means the cessation of use of:

(1)	a currency, currency unit or composite currency, other than the European Community Unit or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

(2)	the European Community Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

(3)	any currency unit or composite currency other than the European Community Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium or any make-whole amount and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Registration and transfer

Subject to limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to the limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer of the security at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If we have designated such a transfer agent or transfer agents, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series.

Neither we nor the trustee will be required to

(1)	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)	register the transfer of or exchange any debt security, or portion of security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3)	issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global Securities, if any, are expected to be deposited with The Depository Trust Company (“DTC”) as depository. Each Global Security will be issued:

•	only in fully registered form; and

•	without interest coupons.

You may hold your beneficial interests in the Global Securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

What is a Global Security? A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. If we choose to issue the debt securities in the form of a global security, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the Global Securities be registered in the name of a financial institution we select and by requiring that the debt securities included in the Global Securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the Global Securities is called the “Depository”. Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.

Except as described below, each Global Security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in Global Securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special Investor Considerations for Global Securities.

As an indirect holder, an investor’s rights relating to Global Securities will be governed by the account rules of the investor’s financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with DTC, the Depository that holds Global Securities.

An investor in Global Securities should be aware that because the debt securities are issued only in the form of Global Securities:

•	The investor cannot get debt securities registered in his or her own name.

•	The investor cannot receive physical certificates for his or her interest in the debt securities.

•	The investor will be a “street name” holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities.

•	The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the Global Notes. We and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the Global Securities. We and the trustee also do not supervise DTC in any way.

Exchanges Among the Global Securities

Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

Certain Book-Entry Procedures for the Global Securities

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

Clearstream. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants , thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. Depositary for Clearstream.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

DTC has advised us that it is:

(1)	a limited-purpose trust company organized under the New York State Banking Law;

(2)	a “banking organization” within the meaning of the New York State Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

(5)	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers (including one or more of the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Security, DTC will credit the accounts of participants designated by the initial purchasers with an interest in the Global Security and (2) ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a Global Security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a Global Security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Note for all purposes under the Indenture. Owners of beneficial interests in a Global Security will not be entitled to have debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of debt securities under the Indenture or such Global Security. We understand that under existing industry practice, in the event that we request any action of holders of debt securities, or a holder that is an owner of a beneficial interest in a Global Security desires to take any action that DTC, as the holder of such Global Security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.

Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any debt securities represented by a Global Security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such debt securities under the Indenture. Under the terms of the Indenture, we and the trustee may treat the persons in whose names the debt securities, including the Global Securities, are registered as the owners hereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a Global Security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels, Belgium time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in Global Securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Definitive Securities

A Global Security is exchangeable for definitive Securities in registered certificated form (“Certificated Securities”) if

(1)     DTC (a) notifies the issuer that it is unwilling or unable to continue as depositary for the Global Securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depositary;

(2)     the issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Securities; or

(3)     there shall have occurred and be continuing a default or event of default with respect to the debt securities.

In all cases, Certificated Securities delivered in exchange for any Global Security or beneficial interests in Global Securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

No personal liability

No past, present or future trustee, officer, employee or shareholder of ours or any successor to us will have any liability for any of our obligations under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.

Trustee

The Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

DESCRIPTION OF PREFERRED SHARES

General

Subject to limitations prescribed by Maryland law and the declaration of trust, the board of trustees is authorized to issue, from the authorized but unissued shares of beneficial interest, preferred shares in series and to establish from time to time the number of preferred shares to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of the board of trustees or one of its duly authorized committees. At March 1, 2006, 2,000,000 Series C preferred shares were issued and outstanding, 5,000,000 Series F preferred shares were issued and outstanding and 5,000,000 Series G preferred shares were issued and outstanding.

Reference is made to the prospectus supplement relating to the series of preferred shares being offered in such prospectus supplement for the specific terms of the series, including:

(1)	the title and stated value of the series of preferred shares;

(2)	the number of shares of the series of preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

(3)	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the preferred shares of the series;

(4)	the date from which dividends on preferred shares of the series shall cumulate, if applicable;

(5)	the procedures for any auction and remarketing, if any, for preferred shares of the series;

(6)	the provision for a sinking fund, if any, for preferred shares of the series;

(7)	the provision for redemption, if applicable, of preferred shares of the series;

(8)	any listing of the series of preferred shares on any securities exchange;

(9)	the terms and conditions, if applicable, upon which preferred shares of the series will be convertible into common shares, including the conversion price, or manner of calculating the conversion price;

(10)	whether interests in preferred shares of the series will be represented by global securities;

(11)	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred shares;

(12)	a discussion of federal income tax considerations applicable to preferred shares of the series;

(13)	the relative ranking and preferences of preferred shares of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(14)	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(15)	any limitations on direct or beneficial ownership and restrictions on transfer of preferred shares of the series, in each case as may be appropriate to preserve our status as a real estate investment trust under the Code.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares of each series will rank with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of common shares, and to all equity securities ranking junior to the series of preferred shares;

•	on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with preferred shares of the series; and

•	junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to preferred shares of the series.

Dividends

Holders of preferred shares of each series shall be entitled to receive cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. When and if declared by the board of trustees, dividends shall be payable out of our assets legally available for payment of dividends. Each such dividend shall be payable to holders of record as they appear on our share transfer books on such record dates as shall be fixed by the board of trustees.

Dividends on any series of the preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of trustees fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are noncumulative, then the holders of the series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on the series are declared payable on any future dividend payment date.

If preferred shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred shares of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of the series for any period unless full dividends, including cumulative dividends if applicable, for the then current dividend period and any past period, if any, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for such payment on the preferred shares of the series. When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the preferred shares of the series, all dividends declared upon preferred shares of the series and any other series of preferred shares ranking on a parity as to dividends with the preferred shares shall be declared pro rata so that the amount of dividends declared per share on the preferred shares of the series and the other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of the series and the other series of preferred shares bear to each other. The pro rata amount shall not include any cumulation in respect of unpaid dividends for prior dividend periods if the series of preferred shares does not have a cumulative dividend. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of the series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless full dividends, including cumulative dividends, if applicable, on the preferred shares of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for payment for the then current dividend period, and any past period, if any, no dividends shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common shares or any other capital shares ranking junior to or on a parity with the preferred shares of the series as to dividends or upon liquidation. Additionally, shares ranking junior to or in parity with the series of preferred shares may not be redeemed, purchased or otherwise acquired for any consideration, except by conversion into or exchange for other capital shares ranking junior to the preferred shares of the series as to dividends and upon liquidation. We also may not pay any money or make any money available for a sinking fund for the redemption of junior or parity shares. Notwithstanding the preceding sentences, we may make dividends of common shares or other capital shares ranking junior to the preferred shares of the series of preferred shares, although full dividends may not have been paid or set aside.

Any dividend payment made on a series of preferred shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares of a series will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of preferred shares of the series that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon, which shall not, if the series of preferred shares does not have a cumulative dividend, include any cumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of capital shares, the terms of the series of preferred shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, preferred shares of the series shall automatically and mandatorily be converted into shares of the applicable capital shares pursuant to conversion provisions specified in the applicable prospectus supplement.

If full dividends on all preferred shares of any series, including cumulative dividends if applicable, have not been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for payment for the then current dividend period and any past dividends, if any, we may not redeem preferred shares of any series unless all outstanding preferred shares of the series are simultaneously redeemed. This shall not prevent, however, the purchase or acquisition of preferred shares of the series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of the series, and, unless full dividends, including cumulative dividends if applicable, on all preferred shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of the dividend set apart for payment for the then current dividend period and any past period, if any, we will not purchase or otherwise acquire directly or indirectly any preferred shares of the series, except by conversion into or exchange for capital shares ranking junior to the preferred shares of the series as to dividends and upon liquidation.

If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of preferred shares of the series in proportion to the number of preferred shares of the series held by such holders with adjustments to avoid redemption of fractional shares or by lot in a manner determined by us.

Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

(1)	the redemption date;

(2)	the number of shares and series of the preferred shares to be redeemed;

(3)	the redemption price;

(4)	the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption price;

(5)	that dividends on the preferred shares to be redeemed will cease to accrue on such redemption date; and

(6)	the date upon which the holder’s conversion rights, if any, as to such preferred shares shall terminate.

If fewer than all the preferred shares of any series are to be redeemed, the notice mailed to each such holder of the series shall also specify the number of preferred shares to be redeemed from each such holder. If notice of redemption of any preferred shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred shares, and all rights of the holders of such preferred shares will terminate, except the right to receive the redemption price.

Liquidation preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares of beneficial interest ranking junior to the series of preferred shares in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred shares shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any cumulation in respect of unpaid dividends for prior dividend periods if the series of preferred shares does not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares of the series will have no right or claim to any of our remaining assets.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares of the series and the corresponding amounts payable on all shares of other classes or series of capital shares ranking on a parity with preferred shares of the series in the distribution of assets, then the holders of preferred shares of the series and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred shares of the series, our remaining assets shall be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred shares of the series upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

Voting rights

Holders of the preferred shares of each series will not have any voting rights, except as set forth below or in the applicable prospectus supplement or as otherwise required by applicable law. The following is a summary of the voting rights that, unless provided otherwise in the applicable prospectus supplement, will apply to each series of preferred shares.

If six quarterly dividends, whether or not consecutively payable on the preferred shares of the series or any other series of preferred shares ranking on a parity with the series of preferred shares with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up are in arrears, whether or not earned or declared, the number of trustees then constituting the board of trustees will be increased by two, and the holders of preferred shares of the series, voting together as a class with the holders of any other series of shares ranking in parity with such shares, will have the right to elect two additional trustees to serve on the board of trustees at any annual meeting of shareholders or a properly called special meeting of the holders of preferred shares of the series and other preferred shares ranking in parity with such shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the current quarterly period on the preferred shares of the series and other preferred shares ranking in parity with such shares have been paid or declared and set aside for payment. Such voting rights will terminate when all such accrued and unpaid dividends have been declared and paid or set aside for payment. The term of office of all trustees so elected will terminate with the termination of such voting rights.

The approval of two-thirds of the outstanding preferred shares of the series and all other series of preferred shares similarly affected, voting as a single class, is required in order to

(1)	amend the declaration of trust to affect materially and adversely the rights, preferences or voting power of the holders of the preferred shares of the series or other preferred shares ranking in parity with such shares;

(2)	enter into a share exchange that affects the preferred shares of the series, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each preferred share of the series remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the series identical to that of a preferred share of the series, except for changes that do not materially and adversely affect the holders of the preferred shares of the series; or

(3)	authorize, reclassify, create, or increase the authorized amount of any class of shares having rights senior to the preferred shares of the series with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

However, we may create additional classes of parity shares and other series of preferred shares ranking junior to the series of preferred shares with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up junior shares, increase the authorized number of parity shares and junior shares and issue additional series of parity shares and junior shares without the consent of any holder of preferred shares of the series.

Except as provided above and as required by law, the holders of preferred shares of each series will not be entitled to vote on any merger or consolidation involving us or a sale of all or substantially all of our assets.

Conversion rights

The terms and conditions, if any, upon which preferred shares of any series are convertible into common shares will be set forth in the applicable prospectus supplement relating to the series. Such terms will include the number of common shares into which the preferred shares of the series are convertible, the conversion price, or manner of calculation of the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares of the series or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred shares of the series.

Restrictions on ownership

As discussed below under “Description of Common Shares — Restriction on size of holdings,” for us to qualify as a real estate investment trust under the Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned by five or fewer individuals at any time during the last half of any taxable year. Therefore, the articles supplementary for each series of preferred shares will contain various provisions restricting the ownership and transfer of the preferred shares. Except as otherwise described in the applicable prospectus supplement relating to the relevant series of preferred shares, the provisions of each articles supplementary relating to the preferred shares ownership limit will provide, as in the case of the Series C preferred shares, Series F preferred shares and Series G preferred shares, ownership restriction similar to the ownership restrictions of the series described below.

The preferred shares ownership limit provision will provide that, subject to the exceptions contained in such articles supplementary, no person, or persons acting as a group, may beneficially own more than 25% of the series of preferred shares outstanding at any time, except as a result of our redemption of preferred shares. Shares acquired in excess of the preferred shares ownership limit provision must be redeemed by us at a price equal to the average daily per share closing sale price during the 30-day period ending on the business day prior to the redemption date. Such redemption is not applicable if a person’s ownership exceeds the limitations due solely to our redemption of preferred shares; provided that thereafter any additional preferred shares acquired by such person shall be excess shares. See “Description of Common Shares — Restriction on size of holdings.” From and after the date of notice of such redemption, the holder of the preferred shares thus redeemed shall cease to be entitled to any distribution, other than distributions declared prior to the date of notice of redemption, voting rights and other benefits with respect to such shares except the right to receive payment of the redemption price determined as described above. The preferred shares ownership limit provision may not be waived with respect to some of our affiliates.

All certificates representing shares of preferred shares will bear a legend referring to the restrictions described above.

DESCRIPTION OF COMMON SHARES

General

The declaration of trust authorizes us to issue up to 375,000,000 shares of beneficial interest, par value $0.01 per share, consisting of 362,580,000 common shares, par value $0.01 per share, 2,300,000 Series C preferred shares, par value $0.01 per share, 5,060,000 Series F preferred shares, par value $0.01 per share, and 5,060,000 Series G preferred shares, par value $0.01 per share. At March 6, 2006, approximately 244,562,300 common shares were issued and outstanding and held of record by approximately 11,100 shareholders.

The following description sets forth general terms and provisions of the common shares to which any prospectus supplement may relate, including a prospectus supplement which provides for common shares issuable pursuant to subscription offerings or rights offerings or upon conversion of preferred shares which are offered pursuant to such prospectus supplement and convertible into common shares for no additional consideration. The statements below describing the common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the declaration of trust and our bylaws.

The outstanding common shares are fully paid and, except as set forth below under “— Shareholder liability,” non-assessable. Each common share entitles the holder to one vote on all matters requiring a vote of shareholders, including the election of trustees. Holders of common shares do not have the right to cumulate their votes in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. Holders of common shares are entitled to such distributions as may be declared from time to time by the board of trustees out of funds legally available therefor. Holders of common shares have no conversion, redemption, preemptive or exchange rights to subscribe to any of our securities. In the event of a liquidation, dissolution or winding up of our affairs, the holders of the common shares are entitled to share ratably in our assets remaining after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, on the Series C preferred shares, Series F preferred shares and Series G preferred shares, and subject to the rights of holders of other series of preferred shares, if any. The right of holders of the common shares are subject to the rights and preferences established by the board of trustees for the Series C preferred shares, Series F preferred shares and Series G preferred shares and any other series of preferred shares which may subsequently be issued by us. See “Description of Preferred Shares.”

Transfer agent

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A., 150 Royall Street, Canton, Massachusetts 02021. The common shares are listed on the New York Stock Exchange under the symbol “PLD.”

Restriction on size of holdings

The declaration of trust restricts beneficial ownership of our outstanding shares of beneficial interest by a single person, or persons acting as a group, to 9.8% of such shares. The purposes of the restriction are to assist in protecting and preserving our real estate investment trust status under the Code and to protect the interest of shareholders in takeover transactions by preventing the acquisition of a substantial block of shares without the prior consent of the board of trustees. For us to qualify as a real estate investment trust under the Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned by five or fewer individuals at any time during the last half of any taxable year. The restriction permits five persons to acquire up to a maximum of 9.8% each, or an aggregate of 49% of the outstanding shares, and, thus, assists the board of trustees in protecting and preserving our real estate investment trust status under the Code.

Excess shares of beneficial interest owned by a person or group of persons in excess of 9.8% of the outstanding shares of beneficial interest, other than, 30% in the case of shareholders who acquired shares prior to our initial public offering, are subject to redemption by us, at our option, upon 30 days’ notice, at a price equal to the average daily per share closing sale price during the 30-day period ending on the business day prior to the redemption date. We may make payment of the redemption price at any time or times up to the earlier of five years after the redemption date or liquidation. We may refuse to effect the transfer of any shares of beneficial interest which would make the transferee a holder of excess shares. Shareholders are required to disclose, upon demand of the board of trustees, such information with respect to their direct and indirect ownership of shares as the board of trustees deems necessary to comply with the provisions of the Code pertaining to qualification, for tax purposes, of real estate investment trusts, or to comply with the requirements of any other appropriate taxing authority.

The 9.8% restriction does not apply to acquisitions by an underwriter in a public offering and sale of shares of beneficial interest or to any transaction involving the issuance of shares of beneficial interest in which a majority of the board of trustees determines that our eligibility to qualify as a real estate investment trust for federal income tax purposes will not be jeopardized or our disqualification as a real estate investment trust under the Code is advantageous to the shareholders. The board of trustees has permitted the shareholders who acquired shares prior to our initial public offering to acquire up to 30% of the outstanding shares of beneficial interest.

Trustee liability

The declaration of trust provides that trustees shall not be individually liable for any obligation or liability incurred by or on our behalf or by trustees for the benefit and on our behalf. Under the declaration of trust and Maryland law governing real estate investment trusts, trustees are not liable to us or the shareholders for any act or omission except for acts or omissions which constitute bad faith, willful misfeasance or gross negligence in the conduct of their duties.

Shareholder liability

Both Maryland statutory law governing real estate investment trusts organized under the laws of that state and the declaration of trust provide that shareholders shall not be personally or individually liable for any debt, act, omission or obligation of ProLogis or the board of trustees. The declaration of trust further provides that we shall indemnify and hold each shareholder harmless from all claims and liabilities to which the shareholder may become subject by reason of his being or having been a shareholder and that we will reimburse each shareholder for all legal and other expenses reasonably incurred by the shareholder in connection with any such claim or liability, except to the extent that such claim or liability arises out of the shareholder’s bad faith, willful misconduct or gross negligence and provided that such shareholder gives us prompt notice of any such claim or liability and permits us to conduct the defense of the shareholder. In addition, we are required to, and as a matter of practice do, insert a clause in our management and other contracts providing that shareholders assume no personal liability for obligations entered into on our behalf. Nevertheless, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by us. Inasmuch as we carry public liability insurance which we consider adequate, any risk of personal liability to our shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.

FEDERAL INCOME TAX CONSIDERATIONS

ProLogis intends to operate in a manner that permits it to satisfy the requirements for qualification and taxation as a real estate investment trust under the applicable provisions of the Internal Revenue Code. No assurance can be given, however, that such requirements will be met. The following is a description of (a) the U.S. federal income tax consequences to ProLogis and its shareholders of the treatment of ProLogis as a real estate investment trust and (b) the U.S. federal income tax consequences of the ownership and disposition of ProLogis’ shares. The tax consequences of owning and disposing of debt securities are not summarized in this discussion. Since these provisions are highly technical and complex, each prospective purchaser of debt securities, preferred shares or common shares is urged to consult his, her or its own tax advisor with respect to the U.S. federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the debt securities, preferred shares or common shares.

Based upon representations of ProLogis with respect to the facts as set forth and explained in the discussion below, in the opinion of Mayer, Brown, Rowe & Maw LLP, counsel to ProLogis, ProLogis has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust beginning with its taxable year ended December 31, 2000 through and including its taxable year ended December 31, 2005, and its actual and proposed method of operation described in this prospectus and as represented by management will enable it to satisfy the requirements for qualification and taxation as a real estate investment trust commencing with its taxable year ending on December 31, 2006 and each year thereafter.

This opinion is based on representations made by ProLogis as to factual matters relating to ProLogis’ organization and its actual and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date of this prospectus. ProLogis’ qualification and taxation as a real estate investment trust will depend upon ProLogis’ ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code discussed below. Mayer, Brown, Rowe & Maw LLP will not review compliance with these tests on a continuing basis. No assurance can be given that ProLogis will satisfy such tests on a continuing basis.

In brief, if the conditions imposed by the real estate investment trust provisions of the Internal Revenue Code are met, entities, such as ProLogis, that invest primarily in real estate and that otherwise would be treated for U.S. federal income tax purposes as corporations, are allowed a deduction for dividends paid to shareholders. This treatment substantially eliminates the “double taxation” at both the corporate and shareholder levels that generally results from the use of corporations. However, as discussed in greater detail below, entities, such as ProLogis, remain subject to tax in certain circumstances even if they qualify as a real estate investment trust.

If ProLogis fails to qualify as a real estate investment trust in any year, however, it will be subject to U.S. federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, ProLogis could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated. In addition, ProLogis would not be obligated to make distributions to shareholders.

ProLogis elected real estate investment trust status effective beginning with its taxable year ended December 31, 1993, and the ProLogis board of trustees believes that ProLogis has operated and currently intends that ProLogis will operate in a manner that permits it to qualify as a real estate investment trust in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a real estate investment trust depends on ProLogis continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on ProLogis’ operating results.

The following summary is based on the Internal Revenue Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, subsequent changes to any of which may affect the tax consequences described in this prospectus, possibly on a retroactive basis. The following summary is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to a prospective shareholder in light of his, her or its particular circumstances or to various types of shareholders, including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, subject to special treatment under the U.S. federal income tax laws.

The following summary applies only to shareholders who hold preferred shares or common shares as capital assets. For purposes of the following summary, a U.S. shareholder is a beneficial owner of preferred shares or common shares that for U.S. federal income tax purposes is: a citizen of the United States or an individual who is a resident of the United States, a corporation (or other entity treated as a corporation) created or organized under the laws of the United States or any political subdivision thereof, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust, if either it is eligible to elect and has validly elected to continue to be treated as a U.S. person under prior law or a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. A foreign shareholder is any shareholder that is not a U.S. shareholder. For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or other flow-through entity is attributed to its owners. Accordingly, if a partnership or other flow-through entity holds stock, the tax treatment of the shareholder will generally depend on the status of the partner or other owner and the activities of the partnership or other entity.

Taxation of ProLogis

General

In any year in which ProLogis qualifies as a real estate investment trust, in general it will not be subject to U.S. federal income tax on that portion of its real estate investment trust taxable income or capital gain that is distributed to shareholders. ProLogis may, however, be subject to U.S. federal income tax at normal corporate rates upon any taxable income or capital gain not distributed.

A real estate investment trust is permitted to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of undistributed net long-term capital gains it received during the taxable year, which its shareholders are to include in their taxable income as long-term capital gains. Thus, if ProLogis made this designation, the shareholders of ProLogis would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by ProLogis and ProLogis would have to pay the tax on such gains within 30 days of the close of its taxable year. Each shareholder of ProLogis would be deemed to have paid such shareholder’s share of the tax paid by ProLogis on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his ProLogis shares by the difference between the amount of income to the holder resulting from the designation less the holder’s credit or refund for the tax paid by ProLogis.

Notwithstanding its qualification as a real estate investment trust, ProLogis may also be subject to taxation in other circumstances. If ProLogis should fail to satisfy either the 75% or the 95% gross income test, as discussed below, and nonetheless maintains its qualification as a real estate investment trust because other requirements are met, it will be subject to a 100% tax on the greater of the amount by which ProLogis fails to satisfy either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect ProLogis’ profitability. Furthermore, if ProLogis fails to satisfy the 5% asset test or the 10% vote and value test (and does not qualify for a de minimis safe harbor) or fails to satisfy the other asset tests, each of which are discussed below, and nonetheless maintains its qualification as a real estate investment trust because certain other requirements are met, ProLogis will be subject to a tax equal to the greater of $50,000 or an amount determined (pursuant to regulations prescribed by the Treasury) by multiplying the highest corporate tax rate by the net income generated by the assets that caused the failure for the period beginning on the first date of the failure to meet the tests and ending on the date (which must be within 6 months after the last day of the quarter in which the failure is identified) that ProLogis disposes of the assets or otherwise satisfies the tests. If ProLogis fails to satisfy one or more real estate investment trust requirements other than the 75% or the 95% gross income tests and other than the asset tests, but nonetheless maintains its qualification as a real estate investment trust because certain other requirements are met, ProLogis will be subject to a penalty of $50,000 for each such failure. ProLogis will also be subject to a tax of 100% on net income from any “prohibited transaction,” as described below, and if ProLogis has net income from the sale or other disposition of “foreclosure property,” which is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. ProLogis will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest that would be reapportioned under Internal Revenue Code Section 482 to one of its “taxable REIT subsidiaries” in order to more clearly reflect income of the taxable REIT subsidiary. A taxable REIT subsidiary is any corporation for which a joint election has been made by a real estate investment trust and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such real estate investment trust. See “— Other Tax Considerations — Investments in taxable REIT subsidiaries.” In addition, if ProLogis should fail to distribute during each calendar year at least the sum of:

(1) 85% of its real estate investment trust ordinary income for such year;

(2) 95% of its real estate investment trust capital gain net income for such year, other than capital gains ProLogis elects to retain and pay tax on as described below; and

(3) any undistributed taxable income from prior years,

ProLogis would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that ProLogis elects to retain and pay income tax on its long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax. ProLogis may also be subject to the corporate “alternative minimum tax,” as well as tax in various situations and on some types of transactions not presently contemplated. ProLogis will use the calendar year both for U.S. federal income tax purposes and for financial reporting purposes.

In order to qualify as a real estate investment trust, ProLogis must meet, among others, the following requirements:

Share ownership test

ProLogis’ shares must be held by a minimum of 100 persons for at least 335 days in each taxable year or a proportional number of days in any short taxable year. In addition, at all times during the second half of each taxable year, no more than 50% in value of the ProLogis shares may be owned, directly or indirectly and by applying constructive ownership rules, by five or fewer individuals, which for this purpose includes some tax-exempt entities. Any stock held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. If ProLogis complies with the Treasury regulations for ascertaining its actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of its outstanding shares was held, actually or constructively, by five or fewer individuals, then it will be treated as meeting such requirement.

In order to ensure compliance with the 50% test, ProLogis has placed restrictions on the transfer of the shares of its stock to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under Treasury regulations, ProLogis must maintain records which disclose the actual ownership of its outstanding shares of stock and such regulations impose penalties against ProLogis for failing to do so. In fulfilling its obligations to maintain records, ProLogis must and will demand written statements each year from the record holders of designated percentages of shares of its stock disclosing the actual owners of such shares as prescribed by Treasury regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of ProLogis’ records. A shareholder failing or refusing to comply with ProLogis’ written demand must submit with his, her or its tax returns a similar statement disclosing the actual ownership of shares of ProLogis’ stock and other information. In addition, ProLogis’ declaration of trust provides restrictions regarding the transfer of shares that are intended to assist ProLogis in continuing to satisfy the share ownership requirements. ProLogis intends to enforce the percentage limitations on ownership of shares of its stock to assure that its qualification as a real estate investment trust will not be compromised.

Asset tests

At the close of each quarter of ProLogis’ taxable year, ProLogis must satisfy tests relating to the nature of its assets determined in accordance with generally accepted accounting principles. Where ProLogis invests in a partnership or limited liability company taxed as a partnership or disregarded entity, ProLogis will be deemed to own a proportionate share of the partnership’s or limited liability company’s assets. In addition, when ProLogis owns 100% of a corporation that is not a taxable REIT subsidiary, it will be deemed to own 100% of the corporation’s assets. First, at least 75% of the value of ProLogis’ total assets must be represented by interests in real property, interests in mortgages on real property, shares in other real estate investment trusts, cash, cash items, and government securities, and qualified temporary investments. Second, although the remaining 25% of ProLogis’ assets generally may be invested without restriction,

ProLogis is prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified real estate investment trust subsidiary, another real estate investment trust or a taxable REIT subsidiary. Further, no more than 20% of the value of ProLogis’ total assets may be represented by securities of one or more taxable REIT subsidiaries, and no more than 5% of the value of ProLogis’ total assets may be represented by securities of any non-government issuer other than a taxable REIT subsidiary.

As discussed above, ProLogis generally may not own more than 10% by vote or value of any one issuer’s securities and no more than 5% of the value of the total assets of ProLogis generally may be represented by the securities of any issuer. If ProLogis fails to meet either of these tests at the end of any quarter and such failure is not cured within 30 days thereafter, ProLogis would fail to qualify as a real estate investment trust. After the 30-day cure period, ProLogis could dispose of sufficient assets to cure such a violation that does not exceed the lesser of 1% of ProLogis’ assets at the end of the relevant quarter or $10,000,000 if the disposition occurs within 6 months after the last day of the calendar quarter in which ProLogis identifies the violation. For violations of these tests that are larger than this amount and for violations of the other asset tests described above, where such violations are due to reasonable cause and not willful neglect, ProLogis can avoid disqualification as a real estate investment trust, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (within 6 months after the last day of the calendar quarter in which ProLogis identifies the violation) and paying a tax equal to the greater of $50,000 or an amount determined (pursuant to Treasury regulations) by multiplying the highest corporate tax rate by the net income generated by the non-qualifying assets for the period beginning on the first date of the failure to meet the tests and ending on the date that ProLogis disposes of the assets or otherwise satisfies the asset tests.

Gross income tests

There are currently two separate percentage tests relating to the sources of ProLogis’ gross income that must be satisfied for each taxable year. For purposes of these tests, where ProLogis invests in a partnership or limited liability company taxed as a partnership or disregarded entity, ProLogis will be treated as receiving its share of the income and loss of the partnership or limited liability company, and the gross income of the partnership or limited liability company will retain the same character in the hands of ProLogis as it has in the hands of the partnership or limited liability company. The two tests are as follows:

1. The 75% Gross Income Test. At least 75% of ProLogis’ gross income for the taxable year must be “qualifying income.” Qualifying income generally includes:

(1) rents from real property, except as modified below;

(2) interest on obligations secured by mortgages on, or interests in, real property;

(3) gains from the sale or other disposition of “non-dealer property,” which means interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of ProLogis’ trade or business;

(4) dividends or other distributions on shares in other real estate investment trusts, as well as gain from the sale of such shares;

(5) abatements and refunds of real property taxes;

(6) income from the operation, and gain from the sale, of “foreclosure property,” which means property acquired at or in lieu of a foreclosure of the mortgage secured by such property;

(7) commitment fees received for agreeing to make loans secured by mortgages on real property, or to purchase or lease real property; and

(8) certain qualified temporary investment income attributable to the investment of new capital received by ProLogis in exchange for its shares or certain publicly offered debt, which income is received or accrued during the one-year period following the receipt of such capital.

Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% or the 95% gross income test described below, if ProLogis, or an owner of 10% or more of ProLogis, directly or constructively owns 10% or more of such tenant, unless the tenant is a taxable REIT subsidiary of ProLogis and certain other requirements are met with respect to the real property being rented. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property or as interest income for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, ProLogis generally must not furnish or render services to tenants, other than through a taxable REIT subsidiary, or an “independent contractor” from whom ProLogis derives no income, except that ProLogis may directly provide services that are “usually or customarily rendered” in connection with the rental of properties for occupancy only, or are not otherwise considered “rendered to the occupant for his convenience.” A real estate investment trust is permitted to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property (other than the amounts attributable to the provision of the de minimis impermissible services) as rent from real property. The amount received or accrued by the real estate investment trust during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the real estate investment trust directly or indirectly from the property. If this 1% threshold is exceeded, none of the amounts received with respect to that property will qualify as rent from real property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the real estate investment trust in furnishing or rendering the service or providing the management or operation. Furthermore, ProLogis may furnish such impermissible services to tenants through a taxable REIT subsidiary and still treat amounts otherwise received with respect to the property as rent from real property.

2. The 95% Gross Income Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of ProLogis’ gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends, other than on real estate investment trust shares, and interest on any obligations not secured by an interest in real property are included for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any income from a hedging transaction that is clearly and timely identified and hedges indebtedness incurred or to be incurred to acquire or carry real estate assets will not constitute gross income, rather than being treated as qualifying income or non-qualifying income, for purposes of the 95% gross income test. Income from a hedging transaction that does not meet these requirements will be treated as non-qualifying income for purposes of the 95% gross income test.

For purposes of determining whether ProLogis complies with the 75% and 95% gross income tests, gross income does not include income from prohibited transactions. A “prohibited transaction” is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property (described below), unless such property is held by ProLogis for at least four years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See “— Taxation of ProLogis — General.”

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a real estate investment trust as a result of the real estate investment trust having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the real estate investment trust and secured by the property, (ii) for which the related loan or lease was made, entered into or acquired by the real estate investment trust at a time when default was not imminent or anticipated and (iii) for which such real estate investment trust makes an election to treat the property as foreclosure property. Real estate investment trusts generally are subject to tax at the maximum corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% penalty tax on gains from prohibited transactions described below, even if the property was held primarily for sale to customers in the ordinary course of a trade or business.

Even if ProLogis fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a real estate investment trust for such year if it is entitled to relief under provisions of the Internal Revenue Code. These relief provisions, as modified by the 2004 Act, will generally be available if:

(1)	following ProLogis’ identification of the failure, it files a schedule with a description of each item of gross income that caused the failure in accordance with regulations prescribed by the Treasury; and

(2)	ProLogis’ failure to comply was due to reasonable cause and not due to willful neglect.

If these relief provisions apply, however, ProLogis will nonetheless be subject to a special tax upon the greater of the amount by which it fails either the 75% or 95% gross income test for that year.

Annual distribution requirements

In order to qualify as a real estate investment trust, ProLogis is required to make distributions, other than capital gain dividends, to its shareholders each year in an amount at least equal to the sum of 90% of ProLogis’ real estate investment trust taxable income, computed without regard to the dividends paid deduction and real estate investment trust net capital gain, plus 90% of its net income after tax, if any, from foreclosure property, minus the sum of some items of excess non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before ProLogis timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that ProLogis does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. A real estate investment trust is permitted, with respect to undistributed net long-term capital gains it received during the taxable year, to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of such gains which its shareholders are to include in their taxable income as long-term capital gains. Thus, if ProLogis made this designation, the shareholders of ProLogis would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by ProLogis and ProLogis would have to pay the tax on such gains within 30 days of the close of its taxable year. Each shareholder of ProLogis would be deemed to have paid such shareholder’s share of the tax paid by ProLogis on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his, her or its tax basis in his, her or its ProLogis shares by the difference between the amount of income to the holder resulting from the designation less the shareholder’s credit or refund for the tax paid by ProLogis.

ProLogis intends to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that ProLogis may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing ProLogis’ real estate investment trust taxable income on the other hand. To avoid any problem with the 90% distribution requirement, ProLogis will closely monitor the relationship between its real estate investment trust taxable income and cash flow and, if necessary, intends to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

ProLogis generally must make distributions during the taxable year to which they relate. ProLogis may pay dividends in the following year in two circumstances. First, ProLogis may declare and pay dividends in the following year if the dividends are declared before it timely files its tax return for the year and if it pays the dividends before the first regular dividend payment made after such declaration. Second, if ProLogis declares a dividend in October, November, or December of any year with a record date in one of these months and pays the dividend on or before January 31 of the following year, it will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that ProLogis does not distribute all of its net capital gain or if it distributes at least 90%, but less than 100% of its real estate investment trust taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

If ProLogis fails to meet the 90% distribution requirement as a result of an adjustment to ProLogis’ tax return by the Internal Revenue Service, or if ProLogis determines that it has failed to meet the 90% distribution requirement in a prior taxable year, ProLogis may retroactively cure the failure by paying a “deficiency dividend,” plus applicable penalties and interest, within a specified period.

Tax aspects of ProLogis’ investments in partnerships

A portion of ProLogis’ investments are owned through various partnerships. ProLogis will include its proportionate share of (i) each partnership’s income, gains, losses, deductions and credits for purposes of the various real estate investment trust gross income tests and in its computation of its real estate investment trust taxable income and (ii) the assets held by each partnership for purposes of the real estate investment trust asset tests.

ProLogis’ interest in the partnerships involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of the partnerships as partnerships, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If a partnership were to be treated as an association, such partnership would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of ProLogis’ assets and items of gross income would change, which may preclude ProLogis from satisfying the real estate investment trust asset tests and may preclude ProLogis from satisfying the real estate investment trust gross income tests. See “— Failure to qualify” below, for a discussion of the effect of ProLogis’ failure to meet such tests.

Failure to qualify

If ProLogis fails to qualify for taxation as a real estate investment trust in any taxable year and relief provisions do not apply, ProLogis will be subject to tax, including applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to shareholders in any year in which ProLogis fails to qualify as a real estate investment trust will not be deductible by ProLogis, nor generally will they be required to be made under the Internal Revenue Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, ProLogis also will be disqualified from re-electing taxation as a real estate investment trust for the four taxable years following the year during which qualification was lost.

In the event that ProLogis fails to satisfy one or more requirements for qualification as a real estate investment trust, other than the 75% and the 95% gross income tests and other than the asset tests, each of which is subject to the cure provisions described above, ProLogis will retain its real estate investment trust qualification if (i) the violation is due to reasonable cause and not willful neglect and (ii) ProLogis pays a penalty of $50,000 for each failure to satisfy the provision.

Taxation of ProLogis shareholders

Taxation of U.S. shareholders

As long as ProLogis qualifies as a real estate investment trust, distributions made to ProLogis’ U.S. shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporations. Ordinary dividends will be taxable to ProLogis’ domestic shareholders as ordinary income, except that prior to January 1, 2011, such dividends will be taxed at the rate applicable to long-term capital gains to the extent that such dividends are attributable to dividends received by ProLogis from non-real estate investment trust corporations (such as taxable REIT subsidiaries) or are attributable to income upon which ProLogis has paid corporate income tax (e.g., to the extent that ProLogis distributes less than 100% of its taxable income). Distributions and undistributed amounts that are designated as capital gain dividends will be taxed as long-term capital gains, to the extent they do not exceed ProLogis’ actual net capital gain for the taxable year, without regard to the period for which the shareholder has held his, her or its shares. However, corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. To the extent that ProLogis makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder’s shares by the amount of such distribution, but not below zero, with distributions in excess of the shareholder’s tax basis taxable as capital gains, if the shares are held as a capital asset. In addition, any dividend declared by ProLogis in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by ProLogis and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by ProLogis during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of ProLogis. Instead, ProLogis will generally carry over these losses for potential offset against its future taxable income. U.S. federal income tax rules may also require that minimum tax adjustments and preferences be apportioned to ProLogis shareholders.

In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss, to the extent of distributions from ProLogis required to be treated by such shareholder as long-term capital gains. In addition, under the so-called “wash sale” rules, all or a portion of any loss that a shareholder realizes upon a taxable disposition of ProLogis common shares may be disallowed if the shareholder purchases other common stock within 30 days before or after the disposition. A non-corporate taxpayer may deduct capital losses not offset by capital gains against ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Gain from the sale or exchange of shares held for more than one year is taxed as long-term capital gain. Net long-term capital gains of non-corporate taxpayers are taxed at a maximum capital gain rate of 15% for sales or exchanges occurring prior to January 1, 2011 (and 20% for sales or exchanges occurring thereafter). Pursuant to Internal Revenue Service guidance, ProLogis may classify portions of its capital gain dividends as gains eligible for the 15% (or 20%) maximum capital gains rate or as unrecaptured Internal Revenue Code Section 1250 gain taxable at a maximum rate of 25%.

Shareholders of ProLogis should consult their tax advisors with respect to taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains.

Taxable distributions that ProLogis pays and gain from the disposition of its common shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income or gain. In addition, taxable distributions that ProLogis pays and gain from the disposition of its common shares generally will be treated as investment income for purposes of the investment interest limitations. ProLogis will notify shareholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

If a domestic shareholder recognizes a loss upon a subsequent disposition of ProLogis’ common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the Internal Revenue Service. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of ProLogis’ common shares, or transactions that might be undertaken directly or indirectly by ProLogis. Moreover, you should be aware that ProLogis and other participants in transactions involving ProLogis (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Information and reporting and backup withholding

ProLogis will report to its domestic shareholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to distributions paid unless such shareholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide ProLogis with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be credited against the shareholder’s income tax liability. In addition, ProLogis may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to ProLogis.

Taxation of tax-exempt shareholders

The Internal Revenue Service has issued a revenue ruling in which it held that amounts distributed by a real estate investment trust to a tax-exempt employees’ pension trust do not constitute unrelated business taxable income. Subject to the discussion below regarding a “pension-held real estate investment trust,” based upon the ruling, the analysis in the ruling and the statutory framework of the Internal Revenue Code, distributions by ProLogis to a shareholder that is a tax-exempt entity should also not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Internal Revenue Code, and that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that ProLogis, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit. Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from ProLogis as unrelated business taxable income.

However, if any pension or other retirement trust that qualifies under Section 401(a) of the Internal Revenue Code holds more than 10% by value of the interests in a “pension-held real estate investment trust” at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such real estate investment trust may constitute unrelated business taxable income. For these purposes, a “pension-held real estate investment trust” is defined as a real estate investment trust if such real estate investment trust would not have qualified as a real estate investment trust but for the provisions of the Internal Revenue Code which look through such a qualified pension trust in determining ownership of stock of the real estate investment trust and at least one qualified pension trust holds more than 25% by value of the interests of such real estate investment trust or one or more qualified pension trusts, each owning more than a 10% interest by value in the real estate investment trust, hold in the aggregate more than 50% by value of the interests in such real estate investment trust. ProLogis believes that it is not a “pension-held real estate investment trust.”

Taxation of foreign shareholders

Distributions of cash generated by ProLogis’ real estate operations, but not by its sale or exchange of such properties, that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign shareholder files an Internal Revenue Service Form W-8BEN with ProLogis or unless the foreign shareholder files an Internal Revenue Service Form W-8ECI with ProLogis claiming that the distribution is “effectively connected” income. Under applicable Treasury regulations, foreign shareholders generally have to provide the Internal Revenue Service Form W-8ECI or Form W-8BEN beginning January 1, 2000 and every three years thereafter unless the information on the form changes before that date. If a distribution is treated as effectively connected with a foreign shareholder’s conduct of a U.S. trade or business, the foreign shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as domestic shareholders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a foreign shareholder that is a corporation.

A foreign shareholder will not incur tax on a distribution in excess of ProLogis’ current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of the shareholder’s common shares. Instead, the excess portion of the distribution will reduce the foreign shareholder’s adjusted tax basis for its common shares. A foreign shareholder will be subject to tax on a distribution that exceeds both ProLogis’ current and accumulated earnings and profits and the adjusted tax basis for its common shares, if the foreign shareholder otherwise would be subject to tax on gain from the disposition of its common shares as described herein. Because ProLogis generally cannot determine at the time it makes a distribution whether or not the distribution will exceed its current and accumulated earnings and profits, it generally will withhold tax on the entire amount of any distribution at the same rate at which it would withhold on a dividend. However, a foreign shareholder may obtain a refund of amounts that ProLogis withholds if it is subsequently determined that a distribution was in excess of ProLogis’ current and accumulated earnings and profits.

Distributions of proceeds attributable to the sale or exchange by ProLogis of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980, (“FIRPTA”). Under FIRPTA, gains are considered effectively connected with a U.S. trade or business of the foreign shareholder and are taxed at the normal graduated rates applicable to U.S. shareholders. Moreover, gains may be subject to branch profits tax in the hands of a shareholder that is a foreign corporation if it is not entitled to treaty relief or exemption. However, distributions of proceeds attributable to the sale or exchange by ProLogis of U.S. real property interests will not be subject to tax under FIRPTA or the branch profits tax, and will instead be taxed in the same manner as distributions of cash generated by ProLogis’ real estate operations other than the sale or exchange of properties (as described above) if (i) the distribution is made with regard to a class of shares that is regularly traded on an established securities market in the United States and (ii) the recipient shareholder does not own more than 5% of that class of shares at any time during the year within which the distribution is received. ProLogis is required by applicable Treasury regulations to withhold 35% of any distribution to a foreign person owning more than 5% of the relevant class of shares that could be designated by ProLogis as a capital gain dividend; this amount is creditable against the foreign shareholder’s FIRPTA tax liability.

ProLogis will qualify as a “domestically controlled qualified investment entity” so long as it qualifies as a real estate investment trust and less than 50% in value of its shares is held by foreign persons, for example, nonresident aliens and foreign corporations, partnerships, trust and estates. It is currently anticipated that ProLogis will qualify as a domestically controlled qualified investment entity. Under these circumstances, except as described in the next sentence, gain from the sale of the shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person’s U.S. trade or business or, in the case of an individual foreign person, such person is present within the U.S. for 183 days or more in such taxable year. Even if ProLogis is a domestically controlled qualified investment entity, upon a foreign shareholder’s disposition of its common shares (subject to the 5% exception applicable to “regularly traded” shares described below), such foreign shareholder may be treated as having taxable gain from the sale or exchange of a U.S. real property interest (within the meaning of FIRPTA) if the foreign shareholder (i) disposes of ProLogis’ common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest (within the meaning of FIRPTA) and (ii) acquires, or enters into a contract or option to acquire, other common shares of ProLogis within 30 days after such ex-dividend date.

In the event that ProLogis does not constitute a domestically controlled qualified investment entity, a foreign shareholder’s sale of its common shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest (within the meaning of FIRPTA) provided that (i) ProLogis’ common shares are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling foreign shareholder held (taking into account constructive ownership rules) 5% or less of ProLogis’ outstanding common shares at all times during a specified testing period. If gain on a foreign shareholder’s sale of ProLogis’ common shares were subject to taxation under FIRPTA, the foreign shareholder would be subject to the same treatment as a domestic shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, the purchaser of the common shares could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

The U.S. federal income taxation of foreign shareholders is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in ProLogis should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investment in ProLogis.

Tax Rates

Long-term capital gains and “qualified dividends” received by an individual are generally subject to U.S. federal income tax at a maximum rate of 15%. Because ProLogis is not generally subject to U.S. federal income tax on the portion of its real estate investment trust taxable income or capital gains distributed to its shareholders, ProLogis’ dividends generally are not eligible for the 15% maximum tax rate on dividends. As a result, ProLogis’ ordinary real estate investment trust dividends continue to be taxed at the higher tax rates applicable to ordinary income. However, the 15% maximum tax rate for long-term capital gains and qualified dividends generally applies to:

•	a shareholder’s long-term capital gains, if any, recognized on the disposition of ProLogis shares;

•	ProLogis’ distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate);

•	ProLogis’ distributions attributable to dividends received by ProLogis from non-real estate investment trust corporations, such as taxable REIT subsidiaries; and

•	ProLogis’ distributions to the extent attributable to income upon which ProLogis has paid corporate income tax (e.g., to the extent that ProLogis distributes less than 100% of its taxable income).

Without future congressional action, the maximum tax rate on long-term capital gains will increase to 20% in 2011, and the maximum rate on dividends will increase to 39.6% in 2011.

Other Tax Considerations

Investments in taxable REIT subsidiaries

Several ProLogis subsidiaries have made timely elections to be treated as taxable REIT subsidiaries of ProLogis. As taxable REIT subsidiaries of ProLogis, these entities will pay federal and state income taxes at the full applicable corporate rates on their income prior to payment of any dividends. ProLogis’ taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary of ProLogis is required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiary to its shareholders, including ProLogis, will be reduced accordingly.

Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of activities that cannot be performed directly by real estate investment trusts without jeopardizing their real estate investment trust status. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated real estate investment trust that could materially increase the taxable income of the taxable REIT subsidiary and are subject to prohibited transaction taxes on certain other payments made to the associated real estate investment trust. ProLogis will be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest that would be reapportioned under Section 482 of the Internal Revenue Code to one of its taxable REIT subsidiaries in order to more clearly reflect income of the taxable REIT subsidiary.

Under the taxable REIT subsidiary provision, ProLogis and any taxable entity in which ProLogis owns an interest are allowed to jointly elect to treat such entity as a “taxable REIT subsidiary.” In addition, if any of ProLogis’ taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for tax purposes, that subsidiary will also automatically be treated as a taxable REIT subsidiary of ProLogis. As described above, taxable REIT subsidiary elections have been made for certain entities in which ProLogis owns an interest. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which ProLogis owns an interest.

Tax on built-in gain

ProLogis has previously acquired assets from taxable C-corporations in carry-over basis transactions, and may acquire additional assets in such manner in the future. As a result of such acquisitions, ProLogis could be liable for specified liabilities that are inherited from such C-corporations. If ProLogis recognizes gain on the disposition of such assets during the 10-year period beginning on the date on which such assets were acquired by ProLogis, then to the extent of such assets’ “built-in gains” (in other words, the excess of the fair market value of such assets at the time of the acquisition by ProLogis over the adjusted basis of such assets, determined at the time of such acquisition), ProLogis will be subject to tax on such gain at the highest corporate rate applicable. The results described above with respect to the recognition of built-in gain assume that the C-corporation whose assets are acquired does not make an election to recognize such built-in gain at the time of such acquisition.

Affiliated real estate investment trust

Palmtree Acquisition Corporation is a corporate subsidiary of ProLogis which intends to qualify as a real estate investment trust for U.S. federal income tax purposes. Palmtree Acquisition Corporation therefore needs to satisfy the real estate investment trust tests discussed in this prospectus. The failure of Palmtree Acquisition Corporation to qualify as a real estate investment trust could cause ProLogis to fail to qualify as a real estate investment trust because ProLogis would then own more than 10% of the securities of an issuer that was not a real estate investment trust, a qualified real estate investment trust subsidiary or a taxable REIT subsidiary. ProLogis believes that Palmtree Acquisition Corporation has been organized and operated in a manner that will permit it to qualify as a real estate investment trust. As a real estate investment trust, Palmtree Acquisition Corporation will be subject to the built-in gain rules discussed in the section entitled “— Tax on built-in gain” above. Palmtree Acquisition Corporation is the successor of Catellus Development Corporation, which was a C-corporation that elected to be treated as a real estate investment trust for U.S. federal income tax purposes effective January 1, 2004. Therefore, Palmtree Acquisition Corporation could be subject to a U.S. federal corporate level tax at the highest regular corporate rate (currently 35%) on any gain recognized within ten years of Catellus Development Corporation’s conversion to a real estate investment trust from the sale of any assets that Catellus Development Corporation held at the effective time of its election to be a real estate investment trust, but only to the extent of the built-in gain based on the fair market value of those assets as of the effective date of the real estate investment trust election. ProLogis does not currently expect Palmtree Acquisition Corporation to dispose of any assets if such disposition would result in the imposition of a material tax liability unless ProLogis can effect a tax-deferred exchange of the property. However, certain assets are subject to third party purchase options that may require Palmtree Acquisition Corporation to sell such assets, and those assets may carry deferred tax liabilities that would be triggered on such sales.

Possible legislative or other actions affecting tax consequences

Prospective shareholders should recognize that the present U.S. federal income tax treatment of an investment in ProLogis may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in ProLogis.

State and local taxes

ProLogis and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of ProLogis and its shareholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the offered securities of ProLogis.

Foreign taxes

Various ProLogis subsidiaries and entities in which ProLogis and its subsidiaries invest may be subject to taxation in various foreign jurisdictions. Each of the parties will pay any such foreign taxes prior to payment of any dividends. Each entity will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent that any of these entities is required to pay foreign taxes, the cash available for distribution to ProLogis shareholders will be reduced accordingly.

You are advised to consult with your own tax advisor regarding the specific tax consequences to you of the ownership and sales of ProLogis debt securities, preferred shares and common shares, including the U.S. federal, state, local, foreign, and other tax consequences of such purchase and ownership and of potential changes in applicable tax laws.

PLAN OF DISTRIBUTION

We may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale, such as an “at the market offering,” or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval.

Contracts will not be subject to any conditions except the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount of the securities covered by contracts. Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

EXPERTS

The consolidated financial statements and related financial statement schedule of ProLogis as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005 and ProLogis management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Catellus Development Corporation included on pages 2 and 3 of Exhibit 99.2 of ProLogis’ Current Report on Form 8-K dated September 20, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited interim financial information of ProLogis for the periods ended June 30, 2006 and 2005, and March 31, 2006 and 2005, incorporated by reference in this prospectus, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in ProLogis’ quarterly reports on Form 10-Q for the quarters ended June 30, 2006 and March 31, 2006, incorporated by reference in this prospectus, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountant is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because their report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by Mayer, Brown, Rowe & Maw LLP Chicago, Illinois.

$350,000,000

     % Convertible Senior Notes due 2038

PROSPECTUS SUPPLEMENT
May   , 2008

Joint Book-Running Managers
Goldman, Sachs & Co.
Banc of America Securities LLC
Morgan Stanley